As Filed with the Securities and Exchange Commission on August 20, 2007
Registration No. 333-
UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Max Capital Group Ltd.
(Exact Name of Registrant as Specified in Its Charter)

Bermuda (State or Other Jurisdiction of Incorporation or Organization)	Not Applicable (IRS Employer Identification Number)
Max House 2 Front Street Hamilton, HM 11 Bermuda (441) 295-8800	CT Corporation System 111 Eighth Avenue New York, New York 10011 (212) 590-9200
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Max USA Holdings Ltd.
(Exact Name of Registrant as Specified in its Certificate of Incorporation)

Delaware	20-5976277
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)
9020 Stony Point Parkway Suite 325 Richmond, VA 23235 (804) 287-6900 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	Max USA Holdings Ltd. 9020 Stony Point Parkway Suite 325 Richmond, VA 23235 (804) 287-6900 c/o Sarene A. Bourdages, Esq.
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Max Capital Trust I
(Exact Name of Registrant as Specified in its Certificate of Trust)

Delaware	20-7518956
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)
9020 Stony Point Parkway Suite 325 Richmond, VA 23235 (804) 287-6900	Max Capital Trust I c/o CT Corporation Staffing 1209 Orange Street Wilmington, DE 19801
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies To:

Sarene A. Bourdages, Esq. Max Capital Group Ltd. 2 Front Street Hamilton, HM 11 Bermuda (441) 295-8800	Kerry E. Berchem, Esq. Akin Gump Strauss Hauer & Feld LLP 590 Madison Avenue New York, New York 10022 (212) 872-1000

Approximate Date of Commencement of Proposed Sale to the Public:  From time to time after the effective date of this registration statement, as determined by market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☑

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional class of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Proposed Title of Each Class of	Amount to be	Offering Price per	Aggregate Offering	Amount of
Securities to be Registered(1)	Registered	Unit	Price	Registration Fee
Primary Offering(2):			$500,000,000(2)(3)	$0(12)
Max Capital Group Ltd. Common Shares, par value $1.00 per share(4)
Max Capital Group Ltd. Preferred Shares, par value $1.00 per share(5)
Max Capital Group Ltd. Depositary Shares(6)
Max Capital Group Ltd. Debt Securities(7)
Max Capital Group Ltd. Warrants
Max Capital Group Ltd. Share Purchase Contracts
Max Capital Group Ltd. Share Purchase Units
Max Capital Group Ltd. Units(8)
Max USA Holdings Ltd. Debt Securities(7)
Max Capital Group Ltd. Guarantees of DebtSecurities of Max USA Holdings Ltd.(9)
Max Capital Trust I Trust Preferred Securities
Max Capital Group Ltd. Guarantees of Trust Preferred Securities(10)
Secondary Offering:(11)			*	$0(12)
Common Shares, par value $1.00 per share
Total			*	$0(12)

(1)	Represents securities of Max Capital Group Ltd. unless otherwise noted. These offered securities may be sold separately, together or as units with other offered securities.
(2)	Such indeterminate number or amount of common shares, preferred shares, depositary shares, debt securities, warrants, share purchase contracts and share purchase units of Max Capital Group Ltd., debt securities of Max USA Holdings Ltd., and trust preferred securities of Max Capital Trust I or another trust to be formed, which we refer to as Max Capital Trust I or the Capital Trust(s), as may from time to time be issued at indeterminate prices, in U.S. Dollars or the equivalent thereof denominated in non-U.S. currencies or units of two or more non-U.S. currencies or composite currencies (such as European Currency Units or Euros). In no event will the aggregate maximum offering price of all securities issued by Max Capital Group Ltd., Max USA Holdings Ltd. and/or the Capital Trust pursuant to this Registration Statement exceed $500 million or if any debt securities are issued with original issue discount, such principal amount as shall result in an initial offering price of $500 million.
(3)	Unless otherwise indicated in an amendment to this filing, no separate consideration will be received for debt securities, common shares or preferred shares that are issued upon conversion or exchange of debt securities, preferred shares, warrants or depositary shares registered hereunder.
(4)	Also includes such presently indeterminate number of common shares as may be issued by Max Capital Group Ltd. (a) upon conversion of or exchange for any debt securities or preferred shares that provide for conversion or exchange into common shares, (b) upon exercise of warrants to purchase common shares or (c) pursuant to share purchase contracts.
(5)	Also includes such presently indeterminate number of preferred shares as may be issued by Max Capital Group Ltd. (a) upon conversion of or exchange for any debt securities that provide for conversion or exchange into preferred shares, (b) upon exercise of warrants to purchase preferred shares, (c) upon conversion of or exchange for depositary shares or (d) pursuant to share purchase contracts.
(6)	To be represented by depositary receipts representing an interest in all or a specified portion of a common share or preferred share.
(7)	Subject to Note (2), debt securities, which may be senior or subordinated.
(8)	There are being registered hereby such indeterminate number of units as may be issued at indeterminate prices. Units may consist of any combination of the securities being registered hereby.
(9)	No separate consideration will be received for the guarantees of the debt securities issued by Max USA Holdings Ltd.
(10)	No separate consideration will be received for the guarantees of the trust preferred securities issued by the Capital Trust.
(11)	An indeterminate number of common shares of Max Capital Group Ltd. may be sold by selling shareholders from time to time pursuant to this registration statement, which includes, without limitation, common shares issuable upon the exercise of outstanding warrants issued to certain of our original shareholders or management pursuant to the terms of our shareholders’ agreement.
(12)	In accordance with Rules 456(b) and 457(r), Max Capital Group Ltd. elects to defer payment of all registration fees otherwise payable in connection with this Registration Statement, except for $74,879 that has already been paid with respect to securities that were previously registered pursuant to Max Capital Group Ltd.’s Registration Statement on Form S-3 (No. 333-128596), initially filed on September 26, 2005, that were not sold thereunder (Rule 457(p)).

PROSPECTUS
$500,000,000

Max Capital Group Ltd.

Common Shares, Preferred Shares, Debt Securities,
Depositary Shares, Warrants, Share Purchase Contracts, Share Purchase Units and Units

Max USA Holdings Ltd.

Debt Securities

Fully and Unconditionally Guaranteed to the
Extent Provided in this Prospectus by Max Capital Group Ltd.

Max Capital Trust I

Trust Common Securities and Trust Preferred Securities

Fully and Unconditionally Guaranteed to the Extent
Provided in this Prospectus by Max Capital Group Ltd.

Max Capital Group Ltd. Common Shares offered by the
Selling Shareholders to be named in a Prospectus Supplement

Under this shelf process (i) we (and Max USA Holdings Ltd. or Max Capital Trust  I, as indicated) may offer to sell, from time to time, any combination of the securities described in this prospectus in one or more offerings up to an aggregate offering price of $500 million, and (ii) the selling shareholders to be named in a prospectus supplement may offer, from time to time, Max Capital Group Ltd. common shares. We will not receive any of the proceeds from the sale of our common shares by any of the selling shareholders.

Specific terms of these securities will be provided in one or more supplements to this prospectus. Those terms may include, among others, as applicable:

• Aggregate principal amount	• Sinking fund terms
• Issue price	• Ranking
• Denomination	• Redemption terms
• Currency or composite currency	• Conversion terms
• Maturity	• Listing on a securities exchange
• Interest rate	• Amount payable at maturity
• Dividend rate	• Liquidation preference

You should read this prospectus and any applicable prospectus supplement carefully before you invest. We, Max USA Holdings Ltd. and Max Capital Trust I, as applicable, will not use this prospectus to confirm sales of any securities unless it is attached to a prospectus supplement.

These securities may be sold to or through underwriters and also to other purchasers or through agents. The names of any underwriters or agents and the specific terms of a plan of distribution will be stated in an accompanying prospectus supplement.

We, Max USA Holdings Ltd. and Max Capital Trust I (as indicated) may sell any combination of these securities in one or more offerings up to a total dollar amount of $500 million.

INVESTING IN THESE SECURITIES INVOLVES CERTAIN RISKS.  SEE “RISK FACTORS” ON PAGE 3

OUR COMMON SHARES ARE LISTED ON THE NASDAQ GLOBAL SELECT MARKET UNDER THE TRADING SYMBOL “MXGL” AND THE BERMUDA STOCK EXCHANGE UNDER THE SYMBOL “MXGL BH.” OTHER THAN FOR OUR COMMON SHARES, THERE CURRENTLY IS NO MARKET FOR THE SECURITIES WE MAY OFFER.

None of the Securities and Exchange Commission, any United States state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

This prospectus may not be used to consummate sales of offered securities unless accompanied by a prospectus supplement.

The date of this prospectus is August 20, 2007.

Page

RISK FACTORS	3
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	3
SUMMARY	4
USE OF PROCEEDS	6
RATIO OF EARNINGS TO FIXED CHARGES	6
DESCRIPTION OF SHARE CAPITAL	6
DESCRIPTION OF DEPOSITARY SHARES	13
DESCRIPTION OF DEBT SECURITIES OF MAX CAPITAL GROUP LTD.	15
DESCRIPTION OF WARRANTS	25
DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS	27
DESCRIPTION OF UNITS	27
DESCRIPTION OF TRUST PREFERRED SECURITIES AND TRUST GUARANTEES	27
DESCRIPTION OF THE MAX USA HOLDINGS LTD. DEBT SECURITIES AND GUARANTEE	31
SELLING SHAREHOLDERS	45
MATERIAL TAX CONSIDERATIONS	45
PLAN OF DISTRIBUTION	60
WHERE YOU CAN FIND MORE INFORMATION	62
LEGAL MATTERS	63
EXPERTS	63
ENFORCEABILITY OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL SECURITIES LAWS AND OTHER MATTERS	63
EX-3.4: CERTIFICATE OF INCORPORATION
EX-3.5: BYLAWS
EX-4.3: FORM OF SENIOR DEBT INDENTURE
EX-4.4: FORM OF SUBORDINATED DEBT INDENTURE
EX-4.5: FORM OF JUNIOR SUBORDINATED DEBT INDENTURE
EX-4.6: FORM OF SENIOR INDENTURE
EX-4.7: FORM OF SUBORDINATED INDENTURE
EX-4.12: CERTIFICATE OF TRUST
EX-4.13: DECLARATION OF TRUST
EX-4.14: FORM OF AMENDED AND RESTATED DECLARATION OF TRUST
EX-4.15: TRUST AGREEMENT
EX-4.16: FORM OF PREFERRED SECURITIES GUARANTEE AGREEMENT
EX-5.1: OPINION OF AKIN GUMP STRAUSS HAUER & FELD LLP
EX-5.2: OPINION OF CONYERS DILL & PEARMAN
EX-5.3: OPINION OF RICHARDS LAYTON & FINGER PA
EX-8.1: OPINION OF AKIN GUMP STRAUSS HAUER & FELD LLP
EX-8.2: OPINION OF CONYERS DILL & PEARMAN
EX-8.3: OPINION OF A&L GOODBODY
EX-10.1: INDEMNIFICATION AGREEMENT
EX-23.1: CONSENT OF KPMG LLP
EX-99.1: FORM F-N

i

This prospectus is part of a registration statement that we, Max USA Holdings Ltd. and Max Capital Trust I filed with the Securities and Exchange Commission (the “SEC” or the “Commission”) using a “shelf” registration process. Under this shelf process (i) we (Max USA Holdings Ltd. or Max Capital Trust I, as indicated,) may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate offering price of $500 million, and (ii) the selling shareholders to be named in a prospectus supplement may offer, from time to time, an indeterminate number of Max Capital Group Ltd. common shares. This prospectus provides you with a general description of the securities we, Max USA Holdings Ltd., Max Capital Trust I or the selling shareholders may offer. Each time we, Max USA Holdings Ltd., Max Capital Trust I or the selling shareholders sell securities, we, Max USA Holdings Ltd., Max Capital Trust I or the selling shareholders, as the case may be, will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. You should read both this prospectus and any applicable prospectus supplement, together with additional information described under the heading “Where You Can Find More Information.”

The registration statement containing this prospectus, including the exhibits to the registration statement, provides additional information about us and the securities to be offered. The registration statement, including the exhibits, can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.” General information about us, including our Annual Report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at http://www.maxcapgroup.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of these filings.

You should rely only on the information contained in this prospectus and the information to which we have referred you. We have not authorized any other person to provide you with information that is different. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this document.

We have obtained consent from the Bermuda Monetary Authority, which we refer to as the BMA, for the issue and transfer of our offered securities to and between persons regarded as non-resident in Bermuda for exchange control purposes, subject to the condition that our common shares are listed on the Nasdaq Global Select Market or any other appointed stock exchange. Issues and transfers of shares to any person regarded as resident in Bermuda for exchange control purposes may require specific prior approval from the BMA. In addition, any person who becomes a holder of at least 10%, 20%, 33% or 50% of our common shares must notify the BMA in writing within 45 days of becoming such a holder or 30 days from the date they have knowledge of having become such a holder, whichever is later. The BMA has the power to object to a person holding 10% or more of our common shares if it appears to the BMA that the person is not fit and proper to be such a holder. In such a case, the BMA may require the holder to reduce their shareholding in us and may direct, among other things, that the voting rights attaching to their common shares shall not be exercisable. A person that does not comply with such a direction from the BMA will be guilty of an offense. The BMA accepts no responsibility for the financial soundness of any proposal or for the correctness of any of the statements made or opinions expressed in this prospectus or in any prospectus supplement.

As used in this prospectus, unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to “we,” “us,” “our” and similar expressions are references to Max Capital Group Ltd. and its consolidated subsidiaries. Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to “Max Capital Group” are solely to Max Capital Group Ltd.

Unless otherwise indicated or unless the context otherwise requires, all references in this prospectus to entity names are as set forth in the following table:

Reference	Entity’s legal name

Max Bermuda	Max Bermuda Ltd.
Max Europe	Collectively: Max Europe Holdings Limited, Max Re Europe Limited and Max Insurance Europe Limited
Max Europe Holdings	Max Europe Holdings Limited
Max Re Europe	Max Re Europe Limited
Max Insurance Europe	Max Insurance Europe Limited
Max Diversified	Max Diversified Strategies Ltd.
Max Managers	Max Managers Ltd.
Max USA	Max USA Holdings Ltd.
Max Specialty	Max Specialty Insurance Company
Capital Trust	Max Capital Trust I

RISK FACTORS

Investing in our securities involves risk. Please see the risk factors described in our Annual Report on Form 10-K for our most recent fiscal year or our Quarterly Report on Form 10-Q for our most recent fiscal quarter, as applicable, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular series or offering of securities. These risks could materially affect our business, results of operations or financial condition and cause the value of our securities to decline. You could lose all or part of your investment.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated by reference into this prospectus may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We intend that the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 apply to these forward-looking statements. Forward-looking statements are not statements of historical fact but rather reflect our current expectations, estimates and predictions about future results and events. These statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on management’s beliefs and assumptions, using information currently available to us. These forward-looking statements are subject to risks, uncertainties and assumptions. Factors that could cause such forward-looking statements not to be realized (which are described in more detail or incorporated by reference herein and in documents filed by us with the SEC) include, without limitation, the following:

•	the SEC’s investigation into non-traditional or loss mitigation, (re) insurance products, our business practice review and our determination to restate our financial statements for the fiscal years ended December 31, 2005, 2004, 2003, 2002 and 2001, and the quarters ended March 31, 2006 and June 30, 2006, may result in penalties and relief or require remediation and could have an adverse effect on us, perhaps materially so;

•	catastrophic events;

•	general economic conditions and conditions specific to the reinsurance and insurance markets in which we operate;

•	pricing competition;

•	rating agency policies and practices;

•	claims development;

•	the amount of underwriting capacity from time to time in the market;

•	material fluctuations in interest rates;

•	unexpected volatility associated with our alternative investments;

•	tax and regulatory changes and conditions; and

•	loss of key executives.

Other factors such as changes in U.S. and global financial and equity markets resulting from general economic conditions, market disruptions and significant interest rate fluctuations may adversely impact our investments or impede our access to, or increase the cost of, financing our operations. We caution that the foregoing list of important factors is not intended to be, and is not, exhaustive. We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise. If one or more risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements in this prospectus or in documents incorporated by reference into this prospectus reflect our current view with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or individuals acting on our behalf are expressly qualified in their entirety by this paragraph.

SUMMARY

Overview

Max Capital Group Ltd.

We are a Bermuda headquartered global provider of specialty reinsurance and insurance for the property and casualty market and a provider of reinsurance for the life and annuity market with underwriting operations based in Bermuda, Ireland and the United States. We underwrite a diversified portfolio of risks that encompass long-tail business, including excess liability, professional liability and workers compensations risks, as well as short-tail property, property catastrophe and aviation risks. We also provide reinsurance for the life and annuity market when opportunities arise.

To manage our reinsurance and insurance liability exposure, make our investment decisions and assess our overall enterprise risk, we model our underwriting and investing activities on an integrated basis. Our integrated risk management provides flexibility in making decisions regarding investments. Our investment portfolio is designed to provide diversification and to generate positive returns while attempting to reduce the frequency and severity of loss outcomes. Based on fair value at June 30, 2007, the allocation of invested assets was 77.3% in cash and fixed maturities and 22.7% in alternative investments.

Max USA Holdings Ltd.

Max USA is a direct subsidiary of Max Capital Group and was formed in December 2006. Max USA was formed as a holding company for our U.S. operations. In April 2007, Max USA acquired the capital stock of Max Specialty, a Delaware domiciled eligible surplus lines carrier in more than 45 states. This U.S.-based excess and surplus lines platform complements our existing insurance and reinsurance operations based in Bermuda and Dublin, Ireland. Max Specialty operates using brokerage and contract binding agency distribution channels and offers property, inland marine, casualty, excess liability and umbrella insurance products.

Max Capital Trust I

The Capital Trust is a statutory business trust created in August 2007 under Delaware law pursuant to (1) a trust agreement executed by us, as sponsor of the Capital Trust, and the capital trustees for the Capital Trust and (2) the filing of a certificate of trust with the Delaware Secretary of State on August 10, 2007. The trust agreement will be amended and restated in its entirety. The restated trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended.

The Capital Trust exists for the exclusive purposes of:

•	issuing and selling the trust preferred securities and common securities that represent undivided beneficial interests in the assets of the Capital Trust;

•	using the gross proceeds from the sale of the trust preferred securities and common securities to acquire a particular series of junior subordinated debt that may be issued by us or Max USA; and

•	engaging in only those other activities necessary or incidental to the issuance and sale of the trust preferred securities and common securities.

We will directly or indirectly own all of the common securities of the Capital Trust. The common securities of the Capital Trust will rank equally, and payments will be made thereon, pro rata, with the preferred securities of the Capital Trust, except that, if an event of default under the restated trust agreement has occurred and is continuing, the rights of the holders of the trust common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. Unless otherwise disclosed in the applicable prospectus supplement, we will, directly or indirectly, acquire common securities in an aggregate liquidation amount equal to at least 3% of the total capital of the Capital Trust. The Capital Trust is a legally separate entity.

Unless otherwise disclosed in the related prospectus supplement, the Capital Trust will have a term of at least 20 but not more than 50 years, but may dissolve earlier as provided by the restated trust agreement of the Capital Trust. Unless otherwise disclosed in the applicable prospectus supplement, the Capital Trust’s business and affairs will be conducted by the trustees, or the Capital Trustees, who will be appointed by us, as the direct or indirect holder of all of the trust common securities. The holder of the trust common securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Capital Trustees of the Capital Trust. The duties and obligations of the Capital Trustees of the Capital Trust will be governed by the restated trust agreement of the Capital Trust.

Unless otherwise disclosed in the related prospectus supplement, two of the Capital Trustees, or the Administrative Trustees, of the Capital Trust will be persons who are our employees or employees or officers of companies affiliated with us. One Capital Trustee of the Capital Trust will be a financial institution, or the Property Trustee, that is not affiliated with us and has a minimum amount of combined capital and surplus of not less than $50 million, which shall act as property trustee and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act, pursuant to the terms set forth in the applicable prospectus supplement. In addition, one Capital Trustee of the Capital Trust (which may be the property trustee, if it otherwise meets the requirements of applicable law) will have its principal place of business or reside in the State of Delaware, or the Delaware Trustee. We will pay all fees and expenses related to the Capital Trust and the offering of preferred securities and common securities.

The office of the Delaware Trustee for the Capital Trust in the State of Delaware is located at c/o CT Corporation Staffing, Inc., 1209 Orange Street, Wilmington, Delaware 19801. The principal executive office for the Capital Trust is located at 9020 Stony Point Parkway, Suite 325, Richmond, Virginia 23235. The telephone number of the Capital Trust is (804) 287-6900.

History

Max Capital Group is a Bermuda holding company formed in July 1999. Through our insurance operating subsidiaries, Max Bermuda, Max Re Europe, Max Insurance Europe and Max Specialty, we provide multi-line reinsurance and insurance products. Max Managers provides reinsurance underwriting and administrative services on a fee basis. Max Diversified holds all of our alternative investments, other than a reinsurance private equity investment that is held by Max Bermuda. Max Europe Holdings is the holding company for our European operating subsidiaries and was formed in June 2003 under the laws of Ireland. Max USA is a holding company for our U.S. operations and was formed in December 2006 under the laws of Delaware.

Other Information

Max Capital Group’s common shares are listed on the Nasdaq Global Select Market under the symbol MXGL and the Bermuda Stock Exchange under the symbol MXGL BH.

Our principal executive offices are located at Max House, 2 Front Street, Hamilton, HM 11, Bermuda. Our telephone number at that location is (441) 295-8800. We maintain a website at http://www.maxcapgroup.com. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of these filings.

For additional information concerning our company, please see “Where You Can Find More Information” on page 62 of this prospectus.

For further information regarding us, including financial information, you should refer to our recent filings with the SEC.

USE OF PROCEEDS

Unless otherwise indicated in an applicable prospectus supplement, the net proceeds from the sale of the securities offered by us, Max USA or the Capital Trust, as the case may be, will be used by us or our subsidiaries for working capital, capital expenditure, acquisitions and other general corporate purposes. Until we use the net proceeds in this manner, we may temporarily use them to make short-term investments or reduce short-term borrowings. We may provide additional information on the use of the net proceeds from the sale of the offered securities in an applicable prospectus supplement relating to the offered securities. We will not receive any of the proceeds from the sale of Max Capital Group common shares by the selling shareholders.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges:

	For the Six-
	Month
	Period
	Ended	Year Ended	Year Ended	Year Ended	Year Ended	Year Ended
	June 30,	December 31,	December 31,	December 31,	December 31,	December 31,
	2007	2006	2005	2004	2003	2002

Ratio of Earnings to Fixed Charges(1)	11.17	14.66	2.54	8.11	7.67	3.00

(1)	The ratio of earnings to fixed charges were determined by dividing consolidated earnings by total fixed charges. For purposes of the ratios of earnings to fixed charges (i) earnings consist of consolidated net income before considering income taxes, minority interest and fixed charges and (ii) fixed charges consist of interest on indebtedness, interest expense on funds withheld from reinsurers, deposit liabilities and amortization of capitalized senior note issuance costs and that portion of rent expense that is deemed by our management to be an appropriate interest factor. We have estimated that one-third of rent expense represents a reasonable approximation of the interest factor.

DESCRIPTION OF SHARE CAPITAL

The following is a description of the material terms and provisions relating to our share capital. Because it is a summary, the following description is not complete and is subject to and qualified in its entirety by reference to our memorandum of association and our amended and restated bye-laws, which define the rights of our shareholders. Unless otherwise indicated or unless the context otherwise requires, references in this prospectus to “bye-laws” are intended to refer to the amended and restated bye-laws of Max Capital Group. Our memorandum of association and our bye-laws are incorporated by reference as exhibits to the Registration Statement of which this prospectus forms a part. See “Where You Can Find More Information” for information on how to obtain copies of these documents.

Authorized Capital

Our authorized share capital consists of (i) 200 million common shares, par value $1.00 per share; and (ii) 20 million preferred shares, par value $1.00 per share. As of June 30, 2007, we had 60,127,859 common shares issued and outstanding and no preferred shares issued or outstanding. As of June 30, 2007, there were approximately 150 record holders of our common shares.

Common Shares

Holders of common shares are entitled to dividends when, as and if declared by our board of directors. Holders of common shares are entitled to one vote per share on all matters submitted to a vote of holders of common shares, on a non-cumulative basis and subject to certain voting limitations set forth in our bye-laws and summarized below. Most matters to be approved by holders of common shares require approval by a simple majority of the votes cast at a meeting at which a quorum is present. The quorum required for a general meeting of shareholders is two or more persons present in person and representing in person or by proxy in excess of 50% of the total issued and outstanding voting shares. Holders of common shares have no preemptive, redemption, conversion or sinking fund rights. In the event of our liquidation, dissolution or winding-up, the holders of common shares are entitled to share equally and ratably in our assets if any remain after the payment of all our debts and liabilities and the liquidation preference of any outstanding preferred shares. Further, our common shares are subject to certain transfer restrictions set forth in Max Capital Group’s bye-laws and summarized below.

Preferred Shares

Pursuant to the terms and subject to any restrictions set forth in our bye-laws, our board of directors by resolution may establish one or more series of preferred shares having the number of shares, designations, relative voting rights, dividend rates, liquidation and other rights, preferences, powers and limitations as may be fixed by our board of directors, which, if any such preferred shares are issued, will include restrictions on voting and transfer intended to avoid having us constitute a “controlled foreign corporation” for U.S. federal income tax purposes. The rights, preferences, powers and limitations as may be established could have the effect of discouraging an attempt to obtain control of the company. The issuance of preferred shares could also adversely affect the voting power of the holders of the common shares, deny shareholders the receipt of a premium on their common shares in the event of a tender or other offer for the common shares and depress the market price of the common shares.

We may issue preferred shares in one or more series with any rights and preferences that may be authorized by our board of directors. A prospectus supplement relating to any series of preferred shares being offered will include specific terms relating to the offering. They will include:

•	the title and stated value of the preferred shares;

•	the price or prices at which the preferred shares may be purchased;

•	the number of preferred shares offered, the liquidation preference per share, and the offering price of the preferred shares;

•	the dividend rate(s), period(s), and/or payment date(s) or method(s) of calculation thereof applicable to the preferred shares;

•	whether dividends shall be cumulative or non cumulative and, if cumulative, the date from which dividends on the preferred shares shall accumulate;

•	the procedures for an auction and remarketing, if any, for the preferred shares;

•	the provisions for a sinking fund, if any, for the preferred shares;

•	the voting rights of the preferred shares;

•	the provisions for redemption, if applicable, of the preferred shares;

•	the terms and conditions, if applicable, upon which the preferred shares will be convertible into our common shares, including the conversion price, or the manner of calculating the conversion price and conversion period;

•	certain U.S. federal income tax consequences and special considerations applicable to the preferred shares;

•	whether all series of preferred shares rank on a parity with each other and rank senior to common shares with respect to payment of dividends and distributions of assets upon liquidation; and

•	any other specific terms, preferences, rights, limitations, or restrictions of the preferred shares.

Bye-Laws

Limitation on Voting Rights.  Under our bye-laws, the voting power of all shares is automatically adjusted to the extent necessary so that there is no 9.5% U.S. Shareholder (as defined below). The board of directors shall from time to time take all reasonable steps it deems necessary to ascertain through communications with shareholders or otherwise, whether there exists, or will exist at the time any vote of shareholders is taken, a Tentative 9.5%

U.S. Shareholder (as defined below). In the event that a Tentative 9.5% U.S. Shareholder exists, the aggregate votes conferred by shares held by a shareholder and treated as Controlled Shares (as defined below) of that Tentative 9.5% U.S. Shareholder shall be reduced to the extent necessary such that the Controlled Shares of the Tentative 9.5% U.S. Shareholder will constitute less than 9.5% of the voting power of all shares. In applying the previous sentence where shares held by more than one shareholder are treated as Controlled Shares of such Tentative 9.5% U.S. Shareholder, the reduction in votes shall apply to such shareholders in descending order according to their respective Attribution Percentages (as defined below), provided that, in the event of a tie, the reduction shall apply first to the shareholder whose shares are Controlled Shares of the Tentative 9.5% U.S. Shareholder by virtue of the Tentative 9.5% U.S. Shareholder’s economic interest in (as opposed to voting control with respect to) such shares. The votes of shareholders owning no shares treated as Controlled Shares of any Tentative 9.5% U.S. Shareholder shall, in the aggregate, be increased by the same number of votes subject to reduction as described above. Such increase shall apply to all such shareholders in proportion to their voting power at that time, provided that such increase shall be limited to the extent necessary to avoid causing any person to be a 9.5% U.S. Shareholder.

The adjustments of voting power described above shall apply repeatedly until there would be no 9.5% U.S. Shareholder. The board of directors may deviate from any of the principles described above and determine that shares held by a shareholder shall carry different voting rights as it determines appropriate (1) to avoid the existence of any 9.5% U.S. Shareholder or (2) to avoid adverse tax, legal or regulatory consequences to us, any of our subsidiaries, any other shareholder or our affiliates.

•	“Controlled Shares” in reference to any person means all common shares of Max Capital Group directly, indirectly or constructively owned by such person as determined pursuant to Section 958 of the United States Internal Revenue Code of 1986, as amended from time to time (the “Code”).

•	“9.5% U.S. Shareholder” means a “United States person” as defined in the Code whose Controlled Shares constitute nine and one-half percent (9.5%) or more of the voting power of all shares of Max Capital Group and who would be generally required to recognize income with respect to Max Capital Group under Section 951(a)(1) of the Code, if Max Capital Group were a controlled foreign corporation as defined in Section 957 of the Code and if the ownership threshold under Section 951(b) of the Code were 9.5%.

•	“Tentative 9.5% U.S. Shareholder” means a person that, but for adjustments described above, would be a 9.5% U.S. Shareholder.

•	“Attribution Percentage” shall mean, with respect to a shareholder and a Tentative 9.5% Shareholder, the percentage of the shareholder’s shares that are treated as Controlled Shares of such Tentative 9.5% Shareholder.

In addition, no shareholder of Max Capital Group shall be permitted to vote any shares for or against directors of Max Capital Group or directors of any subsidiary of Max Capital Group that is treated as a corporation for U.S. federal tax purposes if the vote of such shares would cause any person to be a 9.5% U.S. Shareholder of Max Capital Group or such subsidiary.

The voting restrictions set forth above may be waived by our board of directors in its sole discretion.

Furthermore, if Max Capital Group is required or entitled to vote at a general or special meeting of (i) Max Bermuda or (ii) any “Designated Subsidiary” (a subsidiary of Max Capital Group organized under the laws of a jurisdiction outside of the United States that is treated as a corporation for U.S. federal tax purposes and designated by the board of directors as a Designated Subsidiary), the directors shall refer the subject matter of the vote to the shareholders on a poll and seek authority from the shareholders for Max Capital Group’s corporate representative or proxy to vote in favor of the resolution proposed by Max Bermuda and/or such Designated Subsidiary. The directors shall cause Max Capital Group’s corporate representative or proxy to Max Capital Group’s shares in Max Bermuda and/or such Designated Subsidiary pro rata to the votes received at the general meeting of Max Capital Group, with votes for or against the directing resolution being taken, respectively, as an instruction for Max Capital Group’s corporate representative or proxy to vote the appropriate proportion of its shares for and the appropriate proportion of its shares against the resolution proposed by Max Bermuda and/or such Designated Subsidiary. All votes referred to Max Capital Group’s shareholders pursuant to this provision shall be subject to the voting power restrictions described above.

Restrictions on Transfer.  Our bye-laws contain several provisions restricting the transferability of our common shares. Our bye-laws provide that any transfer of shares that results in a shareholder (together with persons whose shares would be attributable to such shareholder under applicable U.S. tax attribution and constructive ownership rules) holding common shares equal to 9.5% or more of the total common shares issued and outstanding, or any adverse tax, regulatory or legal consequences to us, any of our subsidiaries, any of our shareholders or any person ceding insurance to us may not be registered, at the sole discretion of the board of directors, in our share register and, if not registered, would be void and of no effect. Our bye-laws also provide that if the board of directors in its absolute discretion determines that share ownership by any shareholder may result in adverse tax, regulatory or legal consequences to us, any of our subsidiaries or any other shareholder, then we will have the option, but not the obligation, to repurchase all or any part of the common shares held by such shareholder to the extent the board of directors determines it is necessary or advisable to avoid or cure any adverse or potential adverse consequences. The price to be paid for such common shares will be the fair market value of such common shares.

Conyers Dill & Pearman, our Bermuda counsel, has advised us that while the precise form of the restrictions on transfer contained in the bye-laws is untested, as a matter of general principle, restrictions on transfers are enforceable under Bermuda law and are not uncommon. A proposed transferee will be permitted to dispose of any common shares purchased that violate the restrictions and as to the transfer of which registration is refused. The transferor of such common shares will be deemed to own such common shares for dividend, voting and reporting purposes until a transfer of such common shares has been registered on our Register of Members.

If the directors refuse to register a transfer for any reason, they must notify the proposed transferor and transferee within 30 days of such refusal. The bye-laws also provide that our board of directors may suspend the registration of transfers at such time and for such periods as the board of directors may determine, provided that they may not suspend the registration of transfers for more than 45 days in any period of 365 consecutive days.

We are authorized to request information from any holder or prospective acquiror of common shares as necessary to give effect to the transfer restrictions described above, and may decline to effect any such transaction if complete and accurate information is not received as requested.

The voting restrictions and restrictions on transfer described above may have the effect of delaying, deferring or preventing a change in control of our company, as more fully described below.

Anti-Takeover Effects of Bye-Laws.  Our bye-laws provide for the corporate governance of the company, including the establishment of share rights, modification of such rights, issuance of share certificates, the transfer of shares, alterations to capital, the calling and conduct of general meetings, proxies, the appointment and removal of directors, conduct and powers of directors, the payment of dividends, the appointment of an auditor and the winding-up of the company. Certain of these provisions could have an anti-takeover effect.

Our bye-laws provide that a class of the board shall be elected annually and the board shall consist of three approximately equal classes, each class to be elected to serve for a three-year term. Shareholders must give advance notice to nominate directors at shareholder meetings. Shareholders may only remove a director for Cause (as defined in the bye-laws) prior to the expiration of such director’s term at a special meeting of shareholders at which the holders of a majority of the shares entitled to vote thereon is cast in favor of such action. A special meeting of shareholders may be convened by the president or the chairman, by any two directors, by any director and the secretary or by the board of directors.

As described above, our bye-laws provide that the total voting power of any shareholder owning 9.5% or more of our common shares is reduced to less than 9.5% of the total voting power of our share capital.

Restrictions apply to our issuance and repurchase of shares. Our board of directors also may, in its absolute discretion, decline to register the transfer of any shares if it believes that the transfer may expose us, any subsidiary or shareholder or any person ceding insurance to us to adverse tax or regulatory treatment or if it believes that registration of the transfer under any U.S. federal or state securities law or under the laws of any other jurisdiction is required and the registration has not been done. A transferor of our common shares will be deemed to own the shares for dividend, voting and reporting purposes until a transfer of the shares has been registered on our Register of Members. We are authorized to request information from any holder or potential acquirer of our shares as necessary and may decline to register any transaction if we do not receive complete and accurate information. These provisions could prevent any person from acquiring 9.5% or more of our common shares.

Our board of directors will not decline to register any transfer of our common shares executed on the Nasdaq Global Select Market. However, if any transfer results in the transferee, or any group, beneficially owning, directly or indirectly, 9.5% or more of any class of our share capital or causes our board of directors to have reason to believe that a transfer may expose us, any subsidiary or shareholder or any person ceding insurance to us to adverse tax or regulatory treatment in any jurisdiction, the board of directors, under our bye-laws, has the power to deliver a notice to the transferee demanding that the transferee surrender to an agent, designated by the board, certificates representing the shares and any dividends or distributions that the transferee has received as a result of owning the shares. A transferee who has resold the shares before receiving this notice will be required to transfer to the agent the proceeds of the sale, to the extent such proceeds exceed the amount that the transferee paid for such shares, together with any dividends or distributions that the transferee received from us. As soon as practicable after receiving the shares and any dividends or distributions that the transferee received, the agent will use its best efforts to sell the shares and any non-cash dividends or distributions to the extent tradable as market securities in an arm’s-length transaction on the Nasdaq Global Select Market. The proceeds of any such sale by the agent or the surrender of dividends or distributions will not inure to our benefit or the agent’s benefit, but the amounts may be used to reimburse expenses incurred by the agent in performing its duties.

Our bye-laws provide that our board of directors may issue additional share capital of the company in its discretion. The authorization of undesignated preferred shares in our organizational documents makes it possible for our board of directors to issue preferred shares with voting or other rights or preferences that could impede the success of any attempt to change control of us.

Our bye-laws may only be amended by a resolution adopted by the board of directors and by a resolution of the shareholders.

These and other provisions may have the effect of preventing hostile takeovers or delaying changes in control or management of us.

Shareholders’ Agreement

We entered into a shareholders’ agreement with all of our shareholders who were purchasers of our common shares in our private placement offerings.

The shareholders’ agreement grants investors certain registration rights. Each of (i) three certain strategic investors and (ii) holders holding at least 20% of our total common shares outstanding, on a fully-diluted and as converted basis, as a group, is entitled to require us to register its common shares under the Securities Act. Each of three certain strategic investors is permitted to demand up to three registrations on Form S-1, or similar long-form registrations, and an unlimited number of demand registrations on Forms S-2 or S-3, so long as we are eligible to use such forms, or similar short-form registrations, provided that we will not be required to effect more than two demand registrations in any 12-month period. In addition, each long-form registration must have an aggregate offering price of at least $50 million , which amount includes the aggregate offering price of common shares included in such registration by the other shareholders. We will, when and to the extent permitted under Bermuda law, bear all expenses (exclusive of underwriting discounts and commissions and fees and expenses of more than one counsel for all selling shareholders) of all registrations requested by these strategic investors.

In addition to demand registration rights, certain shareholders that are parties to the shareholders’ agreement, including the selling shareholders, are entitled to request that their common shares be included in any registration effected by us. The registration rights described above are subject to reduction if the managing underwriter, if any, for the registered offering believes that reduction is necessary due to market considerations. If we are effecting a registered secondary offering pursuant to a demand registration and the number of common shares to be included must be reduced, the common shares held by the shareholders making the demand, certain strategic investors and officers of the company will be given first priority on inclusion in the registration on a pro rata basis and the other shareholders will be given second priority on inclusion in the registration on a pro rata basis. If we are effecting a registered primary offering, we will be given first priority on inclusion in the registration, certain strategic investors and officers of the company will be given second priority on inclusion in the registration on a pro rata basis and the other shareholders will be given third priority on inclusion in the registration on a pro rata basis. We will, when and to the extent permitted under Bermuda law, bear all expenses (exclusive of underwriting discounts and commissions, and fees and expenses of more than one counsel for all selling shareholders) of all registrations.

Parties to the shareholders’ agreement, other than certain strategic investors, cannot require that we register or include in a registration common shares that are no longer subject to transfer restrictions under the Securities Act. In general, persons who are not affiliates of an issuer may freely trade unregistered securities in the United States two years after the date such securities were initially acquired and paid for in full.

Differences in Corporate Law

The Companies Act 1981 of Bermuda (the “Companies Act”), which applies to us, differs in certain material respects from laws generally applicable to corporations formed under U.S. state laws and their shareholders. Set forth below is a summary of certain significant provisions of the Companies Act (including modifications adopted pursuant to the bye-laws) applicable to us that differ in certain respects from provisions of Delaware corporate law. Because the following statements are summaries, they do not purport to deal with all aspects of Bermuda law that may be relevant to us and our shareholders.

Interested Directors.  Bermuda law provides that if a director has a personal interest in a transaction to which the company is also a party and if the director discloses the nature of this personal interest at the first opportunity, either at a meeting of directors or in writing to the directors, then the company will not be able to declare the transaction void solely due to the existence of that personal interest and the director will not be liable to the company for any profit realized from the transaction. In addition, Bermuda law and our bye-laws provide that, after a director has made the declaration of interest referred to above, he is allowed to be counted for purposes of determining whether a quorum is present and to vote on a transaction in which he has an interest, unless disqualified from doing so by the chairman of the relevant board meeting. Under Delaware law such transaction would not be voidable if (1) the material facts as to such interested director’s relationship or interests are disclosed to or are known by the board of directors and the board in good faith authorizes the transaction by the affirmative vote of a majority of the disinterested directors, (2) such material facts are disclosed to or are known by the stockholders entitled to vote on such transaction and the transaction is specifically approved in good faith by vote of the majority of shares entitled to vote thereon or (3) the transaction is fair as to the corporation as of the time it is authorized, approved or ratified. Under Delaware law, such interested director could be held liable for a transaction in which such director derived an improper personal benefit.

Mergers and Similar Arrangements.  The amalgamation of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the amalgamation agreement to be approved by the company’s board of directors and by its shareholders. We may, with the approval of a majority of votes cast at a general meeting of our shareholders at which a quorum is present, amalgamate with another Bermuda company or with a body incorporated outside Bermuda. In the case of an amalgamation, a shareholder may apply to a Bermuda court for a proper valuation of such shareholder’s shares if such shareholder is not satisfied that fair value has been paid for such shares. Under Delaware law, with certain exceptions, a merger, consolidation or sale of all or substantially all the assets of a corporation must be approved by the board of directors and a majority of the outstanding shares entitled to vote thereon. Under Delaware law, a stockholder of a corporation participating in certain major corporate transactions may, under certain circumstances, be entitled to appraisal rights pursuant to which such stockholder may receive cash in the amount of the fair value of the shares held by such stockholder (as determined by a court) in lieu of the consideration such stockholder would otherwise receive in the transaction.

Takeovers.  Bermuda law provides that where an offer is made for shares of a company and, within four months of the offer, the holders of not less than 90% of the shares which are the subject of the offer accept, the offeror may by notice require the nontendering shareholders to transfer their shares on the terms of the offer. Dissenting shareholders may apply to the court within one month of the notice objecting to the transfer. The test is one of fairness to the body of the shareholders and not to individuals and the burden is on the dissenting shareholder to prove unfairness, not merely that the scheme is open to criticism. Delaware law provides that a parent corporation, by resolution of its board of directors and without any stockholder vote, may merge with any subsidiary of which it owns at least 90% of each class of capital stock. Upon any such merger, dissenting stockholders of the subsidiary would have appraisal rights.

Shareholder’s Suit.  The rights of shareholders under Bermuda law are not as extensive as the rights of shareholders under legislation or judicial precedent in many U.S. jurisdictions. Class actions and derivative actions are generally not available to shareholders under the laws of Bermuda. However, the Bermuda courts ordinarily would be expected to follow English case law precedent, which would permit a shareholder to commence an action in the name of the company to remedy a wrong done to the company where the act complained of is alleged to be beyond the corporate power of the company or is illegal or would result in the violation of our memorandum of association or bye-laws. Furthermore, consideration would be given by the court to acts that are alleged to constitute a fraud against the minority shareholders or where an act requires the approval of a greater percentage of our shareholders than actually approved it. The winning party in such an action generally would be able to recover a portion of attorneys’ fees incurred in connection with such action. Our bye-laws provide that shareholders waive all claims or rights of action that they might have, individually or in the right of the company, against any director or officer for any act or failure to act in the performance of such director’s or officer’s duties, except with respect to any fraud or dishonesty of such director or officer. Class actions and derivative actions generally are available to stockholders under Delaware law for, among other things, breach of fiduciary duty, corporate waste and actions not taken in accordance with applicable law. In such actions, the court has discretion to permit the winning party to recover attorneys’ fees incurred in connection with such action.

Indemnification of Directors.  We may indemnify our directors or officers in their capacity as directors or officers of any loss arising or liability attaching to them by virtue of any rule of law in respect of any negligence, default, breach of duty or breach of trust of which a director or officer may be guilty in relation to the company other than in respect of his own fraud or dishonesty. Under Delaware law, a corporation may indemnify a director or officer of the corporation against expenses (including attorneys, fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in defense of an action, suit or proceeding by reason of such position if (i) such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and (ii), with respect to any criminal action or proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.

Inspection of Corporate Records.  Members of the general public have the right to inspect our public documents at the office of the Registrar of Companies in Bermuda, which will include our memorandum of association (including its objects and powers) and any alteration to our memorandum of association and documents relating to any increase or reduction of authorized capital. Our shareholders have the additional right to inspect our bye-laws, minutes of general meetings and audited financial statements, which must be presented at the general meeting of shareholders. The register of our shareholders is also open to inspection by shareholders and members of the public without charge. We are required to maintain our share register in Bermuda but may establish a branch register outside Bermuda. We are required to keep at our registered office a register of our directors and officers, which is open for inspection by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records. Delaware law permits any stockholder to inspect or obtain copies of a corporation’s stockholder list and its other books and records for any purpose reasonably related to such person’s interest as a stockholder.

Warrants

In connection with the issuance of certain shares, we have issued warrants to purchase our common shares exchangeable on a one-for-one basis. The warrants may be exercised at any time up to their expiration dates, which range from December 22, 2009 to August 17, 2011. Warrants are issued with exercise prices approximating their fair value on the date of issuance.

Transfer Agent and Registrar

The transfer agent and registrar for our common shares is Mellon Investor Services, LLC. Its address 480 Washington Blvd., Jersey City, New Jersey 07310 and its telephone number at this location (800) 756-3353.

Listing

Our common shares are listed on the Nasdaq Global Select Market under the trading symbol “MXGL” and the Bermuda Stock Exchange under the symbol “MXGL BH.”

DESCRIPTION OF DEPOSITARY SHARES

The following description of the depositary shares sets forth the material terms and provisions of the depositary shares to which any prospectus supplement may relate. You should read the particular terms of any depositary shares and any depositary receipts that are offered by us, and any deposit agreement relating to a particular series of common shares or preferred shares, which will be described in more detail in an applicable prospectus supplement, which will also include a discussion of certain U.S. federal income tax considerations. The applicable prospectus supplement will also state whether any of the general provisions summarized below do not apply to the depositary shares being offered.

General

We may issue depositary shares that represent common shares or preferred shares. The common shares or preferred shares represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us and having its principal office in the United States and combined capital and surplus of at least $50 million. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable common shares or preferred shares or fraction thereof represented by the depositary share, to all of the rights and preferences of the common shares or preferred shares represented thereby, including any dividend, voting, redemption, conversion and liquidation rights. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement.

We may, at our option, elect to offer fractional shares of common shares or preferred shares, rather than full common shares or preferred shares. In the event we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction, to be described in an applicable prospectus supplement, of a common share or a share of a particular series of common shares or preferred shares as described below.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order or the written order of any holder of deposited common shares or preferred shares, execute and deliver temporary depositary receipts that are substantially identical to, and that entitle the holders to all the rights pertaining to, the definitive depositary receipts. Depositary receipts will be prepared thereafter without unreasonable delay, and temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends and other cash distributions received in respect of the deposited common shares or preferred shares to the record holders of depositary shares relating to the common shares or preferred shares, in proportion to the numbers of the depositary shares owned by such holders.

In the event of a non-cash distribution, the depositary will distribute property it receives to the appropriate record holders of depositary shares. If the depositary determines that it is not feasible to make a distribution, it may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

Redemption of Shares

Subject to Bermuda law, if a series of common shares or preferred shares represented by depositary shares is to be redeemed, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of each series of common shares or preferred shares held by the depositary. The depositary shares will be redeemed by the depositary at a price per depositary share equal to the applicable fraction of the redemption price per share payable in respect of the common shares or preferred shares so redeemed. Whenever we redeem common shares or preferred shares held by the depositary, the depositary will redeem, as of the same date, the number of depositary shares representing common shares or preferred shares redeemed. If fewer than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by the depositary by lot or pro rata or by any other equitable method as may be determined by the depositary.

Withdrawal of Shares

Any holder of depositary shares may, upon surrender of the depositary receipts at the corporate trust office of the depositary, unless the related depositary shares have previously been called for redemption, receive the number of whole shares of the related series of common shares or preferred shares and any money or other property represented by the depositary receipts. Holders of depositary shares making withdrawals will be entitled to receive whole shares of common shares or preferred shares on the basis described in an applicable prospectus supplement for such series of common shares or preferred shares, but holders of whole common shares or preferred shares will not thereafter be entitled to deposit the common shares or preferred shares under the deposit agreement or to receive depositary receipts therefor. If the depositary shares surrendered by the holder in connection with a withdrawal exceed the number of depositary shares that represent the number of whole common shares or preferred shares to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

Voting Deposited Common Shares or Preferred Shares

Upon receipt of notice of any meeting at which the holders of any series of deposited common shares or preferred shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to such series of common shares or preferred shares. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the relevant series of common shares or preferred shares, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the common shares or preferred shares represented by the holder’s depositary shares.

The depositary will attempt, insofar as practicable, to vote the amount of such series of common shares or preferred shares represented by the depositary shares in accordance with the instructions, and we will agree to take all reasonable actions that may be deemed necessary by the depositary to enable the depositary to do so. The depositary will refrain from voting the common shares or preferred shares to the extent it does not receive specific instructions from the holder of depositary shares representing the common shares or preferred shares.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of the depositary shares representing common shares or preferred shares of any series will not be effective unless the amendment has been approved by the holders of at least the amount of the depositary shares then outstanding representing the minimum amount of common shares or preferred shares of such series necessary to approve any amendment that would materially and adversely affect the rights of the holders of the common shares or preferred shares of such series. Every holder of an outstanding depositary receipt at the time any amendment becomes effective, or any transferee of the holder, will be deemed, by continuing to hold the depositary receipt, or by reason of the acquisition thereof, to consent and agree to the amendment and to be bound by the deposit agreement as amended thereby. The deposit agreement will automatically terminate if:

•	all outstanding depositary shares have been redeemed;

•	each preferred share has been converted into other preferred shares or has been exchanged for debt securities; or

•	a final distribution in respect of the common shares or preferred shares has been made to the holders of depositary shares in connection with any liquidation, dissolution or winding up of Max Capital Group.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all charges of the depositary in connection with the initial deposit of the relevant series of common shares or preferred shares and any redemption of the common shares or preferred shares. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and other charges or expenses as are expressly provided in the deposit agreement.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary, any resignation or removal to take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50 million.

Miscellaneous

The depositary will forward all reports and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the deposited common shares or preferred shares.

Neither we nor the depositary will be liable if we are or it is prevented or delayed by law or any circumstances beyond our or its control in performing any obligations under the deposit agreement. Our and their obligations under the deposit agreement will be limited to performance in good faith of our and their duties under the deposit agreement and neither we nor they will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts, common shares or preferred shares unless satisfactory indemnity is furnished. The depositary may rely upon written advice of counsel or accountants, or upon information provided by holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

DESCRIPTION OF DEBT SECURITIES OF MAX CAPITAL GROUP LTD.

As used in this “Description of Debt Securities of Max Capital Group Ltd.” section of this prospectus, all references to “we,” “us,” “our” and similar expressions are references to Max Capital Group Ltd. and do not include any of Max Capital Group Ltd.’s subsidiaries or other affiliates.

Senior Debt Indenture and Subordinated Debt Indenture

We may issue debt securities, consisting of notes, debentures or other indebtedness, from time to time in one or more series. We will issue any senior debt securities pursuant to a senior debt indenture to be entered into between Max Capital Group and a trustee. We will issue any subordinated debt securities pursuant to a subordinated debt indenture to be entered into between Max Capital Group and the same or a different trustee. In addition, we will issue any junior subordinated debt securities to a Capital Trust in connection with the issuance of trust preferred securities and common securities by such Capital Trust. Such junior subordinated debt securities will be issued and governed under a separate junior subordinated indenture between us and the same or a different trustee. The subordinated debt indenture and the junior subordinated debt indenture are collectively referred to in this prospectus as the subordinated debt indentures.

The senior debt indenture and the subordinated debt indenture will be substantially identical except that the subordinated debt indenture, unlike the senior debt indenture, will provide for debt securities that are specifically made junior in right of payment to other specified indebtedness of Max Capital Group. Neither the senior debt indenture nor the subordinated debt indenture will limit the aggregate principal amount of indebtedness that we may issue from time to time.

Forms of the senior debt indenture, the subordinated debt indenture and the junior subordinated indenture are included as exhibits to the registration statement of which this prospectus forms a part. The following description provides a general summary of the material terms and conditions of each of these indentures and the debt securities that may be issued pursuant to these indentures. The indentures may contain language which expands upon or limits the statements made in this prospectus, and prospectus supplements and supplemental indentures may contain material terms and provisions of any debt securities. Accordingly, we strongly encourage you to refer to the indentures, all prospectus supplements and all relevant supplemental indentures for a complete understanding of the terms and conditions applicable to the indentures and the debt securities.

Senior and Subordinated Debt Securities

The debt securities will be our senior or subordinated obligations. The term “senior” is generally used to describe debt obligations that entitle the holder to receive payment of principal and interest upon the happening of certain events prior to the holders of “subordinated” debt. Events that may trigger the right of holders of senior indebtedness to receive payment of principal and interest prior to payments to the holders of subordinated indebtedness include insolvency, bankruptcy, liquidation, dissolution, receivership, reorganization or an event of default under the senior debt indenture.

We may issue the senior debt securities, pursuant to the senior debt indenture, in one or more series. All series of senior debt securities issued under the senior debt indenture will be equal in ranking in right of payment. The senior debt securities also will rank equally in right of payment with all our other indebtedness, other than indebtedness expressly designated by the holders thereof to be subordinated in right of payment to our senior debt.

Unsecured senior indebtedness issued pursuant to the senior debt indenture will be effectively junior to any of our secured indebtedness to the extent of the assets securing such secured indebtedness. In the event of a bankruptcy or other liquidation event involving a distribution of assets to satisfy our outstanding indebtedness or a foreclosure under a loan agreement relating to any secured indebtedness, the holders of our secured indebtedness would be entitled to receive payment of principal and interest prior to payments on unsecured senior indebtedness issued under the senior debt indenture to the extent of the assets securing such secured indebtedness.

The debt securities issued under the subordinated debt indenture will be subordinated in right of payment in respect of principal, any premium and interest owing under the subordinated debt securities to all our senior indebtedness in the manner described below under the caption “Subordination Under the Subordinated Debt Indenture.”

Additionally, the indebtedness issued pursuant to both the senior and subordinated indentures will be structurally subordinated to any indebtedness and other obligations of our subsidiaries (other than any subsidiaries that become guarantors of the indebtedness issued pursuant to the indentures). In the event of a bankruptcy, receivership, state-ordered rehabilitation, liquidation or similar event involving a subsidiary, the assets of that subsidiary would be used to satisfy claims of policyholders and creditors of the subsidiary rather than our creditors. As a result of the application of the subsidiary’s assets to satisfy claims of policyholders and creditors, the value of the shares of the subsidiary would be diminished and perhaps rendered worthless. Any such diminution in the value of the shares of our subsidiaries would adversely impact our financial condition and possibly impair our ability to meet our obligations on the debt securities. In addition, any liquidation of the assets of a subsidiary to satisfy claims of the subsidiary’s policyholders and creditors might make it impossible for such subsidiary to pay dividends to us. This inability to pay dividends would further impair our ability to satisfy our obligations under the debt securities.

Max Capital Group conducts its operations through subsidiaries, which generate a substantial portion of its operating income and cash flow. As a result, distributions or advances from subsidiaries of Max Capital Group are a major source of funds necessary for Max Capital Group to meet its debt service and other obligations. Contractual provisions, laws or regulations, as well as a subsidiary’s financial condition and operating requirements, may limit the ability of Max Capital Group to obtain cash required to pay its debt service obligations, including payments on the debt securities.

Prospectus Supplements

We will provide a prospectus supplement to accompany this prospectus for each series of debt securities we offer. We strongly encourage you to read it carefully. In the prospectus supplement, we will describe the following terms and conditions of the series of debt securities that we are offering, to the extent applicable:

•	the title of the debt securities and whether they are subordinated debt securities or senior debt securities;

•	the denominations in which the debt securities will be issued;

•	the aggregate principal amount of the debt securities to be issued;

•	the ability to issue additional debt securities of the same series;

•	the price or prices at which we will sell the debt securities;

•	the date or dates on which the principal of the debt securities is payable;

•	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

•	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

•	in the case of discount debt securities, the rate of accretion of principal, which may be fixed or variable, or the method of determining such rate, and the date or dates from which principal will accrete or the method by which such date or dates will be determined;

•	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

•	the dates on which interest on the debt securities shall be payable and the regular record date for determining who is entitled to the interest payable on any interest payment date or the method by which such date or dates will be determined;

•	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

•	the currency or currencies in which the debt securities will be denominated and in which principal, any premium and any interest will or may be payable or a description of any units based on or relating to a currency or currencies in which the debt securities will be denominated;

•	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and where notices and demands may be delivered to or upon us pursuant to the indenture;

•	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

•	our obligations, if any, to redeem, repay or purchase debt securities prior to the maturity date, to set aside funds or other assets or make periodic payments to a sinking fund or provide security for any redemption or purchase through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, or set aside such assets, make such payments or provide such security pursuant to such obligations, and the other terms and conditions of such obligations;

•	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an Event of Default (as described below), if other than the full principal amount;

•	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

•	any deletions from, modifications of or additions to the Events of Default or our covenants with respect to the applicable series of debt securities, and whether or not such Events of Default or covenants are consistent with those contained in the applicable indenture;

•	any limitation on our ability to incur debt, grant liens, redeem stock, pay dividends, sell our assets or other restrictions;

•	the application, if any, of the terms of the indenture relating to legal defeasance and covenant defeasance (which terms are described below) to the debt securities;

•	the terms, if any, upon which the holders may convert or exchange (or upon which we may require the holders to convert or exchange) the debt securities into or for our common stock, preferred stock or other securities or property (or upon which such debt securities shall automatically convert or be exchanged into or for such other securities or property);

•	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an Event of Default;

•	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, and the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;

•	if the principal of or any premium or interest on any debt securities is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

•	the collateral, if any, securing such debt securities, and the guarantors, if any, who will guarantee such debt securities, or the methods of determining such collateral, if any, and such guarantors, if any;

•	if the principal amount payable at the stated maturity of any debt securities will not be determinable as of any one or more dates prior to the stated maturity, the amount that shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof that shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

•	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

•	the depositary for global or certificated debt securities;

•	whether the debt securities will be issued in registered form, in bearer form or in both registered and bearer form (In general, ownership of registered debt securities is evidenced by the records of the issuing entity. Accordingly, a holder of registered debt securities may transfer the securities only on the records of the issuer. By contrast, ownership of bearer debt securities generally is evidenced by physical possession of the securities. Accordingly, the holder of a bearer debt security can transfer ownership merely by transferring possession of the security.);

•	any restrictions or special procedures applicable to (1) the place of payment of the principal, any premium and any interest on bearer debt securities, (2) the exchange of bearer debt securities for registered debt securities, (3) the offer, sale or delivery of bearer debt securities, or (4) the payment of interest on such bearer debt securities. (A holder of debt securities will not be able to exchange registered debt securities into bearer debt securities except in limited circumstances.);

•	certain U.S. federal income tax consequences and special considerations applicable to the debt securities;

•	any Bermuda tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in non-U.S. currencies, or units based on or related to non-U.S. currencies;

•	any proposed listing of the debt securities on a securities exchange;

•	whether and under what circumstances we will pay additional amounts on the debt securities held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts;

•	if the debt securities are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary security) only upon receipt of certain certificates or other documents or satisfaction of other conditions, the form and terms of such certificates, documents or conditions;

•	the date as of which such securities shall be dated if other than the date of original issuance thereof;

•	the names of any trustee, depositary, authenticating or paying agent, transfer agent, registrar, collateral agent or other agent with respect to the debt securities;

•	in the case of subordinated debt securities, whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities; and

•	any other specific terms of the debt securities, including any other terms that may be required by or advisable under applicable laws or regulations.

Holders of the debt securities may present their securities for exchange and may present registered debt securities for transfer in the manner described in the applicable prospectus supplement. Except as limited by the applicable indenture, we will provide these services without charge, other than any tax or other governmental charge payable in connection with the exchange or transfer.

Debt securities may bear interest at a fixed rate or a floating rate as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below the stated principal amount of such debt securities. We will describe in the applicable prospectus supplement any special U.S. federal income tax considerations applicable to these discounted debt securities.

We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by referring to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such debt securities may receive a principal amount on any principal payment date, or interest payments on any interest payment date, that are greater or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of applicable currency, commodity, equity index or other factors. The applicable prospectus supplement will contain information as to how we will determine the amount of principal or interest payable on any date, as well as the currencies, commodities, equity indices or other factors to which the amount payable on that date relates and certain additional tax considerations.

Global Debt Securities

We may issue registered debt securities in global form. This means that one “global” debt security would be issued to represent a number of registered debt securities. The denomination of the global debt security would equal the aggregate principal amount of all registered debt securities represented by that global debt security.

We will deposit any registered debt securities issued in global form with a depositary, or with a nominee of the depositary, that we will name in the applicable prospectus supplement. Any person holding an interest in the global debt security through the depositary will be considered the “beneficial” owner of that interest. A “beneficial” owner of a security is able to enjoy rights associated with ownership of the security, even though the beneficial owner is not recognized as the legal owner of the security. The interest of the beneficial owner in the security is considered the “beneficial interest.” We will register the debt securities in the name of the depositary or the nominee of the depositary, as appropriate.

The depositary or its nominee may only transfer a global debt security in its entirety and only in the following circumstances:

•	by the depositary for the registered global security to a nominee of the depositary;

•	by a nominee of the depositary to the depositary or to another nominee of the depositary; or

•	by the depositary or the nominee of the depositary to a successor of the depositary or to a nominee of the successor.

These restrictions on transfer would not apply to a global debt security after the depositary or its nominee, as applicable, exchanged the global debt security for registered debt securities issued in definitive form.

We will describe the specific terms of the depositary arrangement with respect to any series of debt securities represented by a registered global security in the prospectus supplement relating to that series. We anticipate that the following provisions will apply to all depositary arrangements for debt securities represented by a registered global security.

Ownership of beneficial interests in a registered global security will be limited to (1) participants that have accounts with the depositary for the registered global security and (2) persons that may hold interests through those participants. Upon the issuance of a registered global security, the depositary will credit each participant’s account on the depositary’s book-entry registration and transfer system with the principal amount of debt securities represented by the registered global security beneficially owned by that participant. Initially, the dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts that the depositary should credit.

Ownership of beneficial interests in the registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary for the registered global security, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some jurisdictions may require that purchasers of securities regulated by the laws of those jurisdictions take physical delivery of the securities in definitive form. Those laws may impair the ability to own, transfer or pledge beneficial interests in registered global securities.

As long as the depositary for a registered global security, or its nominee, is the registered owner of the registered global security, that depositary or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global security for all purposes under the applicable indenture. Owners of beneficial interests in a registered global security generally will not:

•	be entitled to have the debt securities represented by the registered global security registered in their own names;

•	receive or be entitled to receive physical delivery of the debt securities in definitive form; and

•	be considered the owners or holders of the debt securities under the applicable indenture.

Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for the registered global security and, if that person owns through a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the applicable indenture.

We understand that under existing industry practices, if we request any action of holders of debt securities or if an owner of a beneficial interest in a registered global security desires to give or take any action which a holder of debt securities is entitled to give or take under the applicable indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

We will make payments of principal, any premium and any interest on a registered global security to the depositary or its nominee. None of Max Capital Group, the indenture trustee or any other agent of Max Capital Group or of the indenture trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

We expect that the depositary for any registered global security, upon receipt of any payment of principal, premium or interest in respect of the registered global security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global security as shown on the records of the depositary. We also expect that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global security owned through the participants.

We will issue our debt securities in definitive form in exchange for a registered global security, if the depositary for such registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and if a successor depositary registered as a clearing agency under the Exchange Act is not appointed within 90 days. In addition, we may at any time and in our sole discretion determine not to have any of the debt securities of a series represented by a registered global security and, in such event, will issue debt securities of the series in definitive form in exchange for the registered global security.

We will register any debt securities issued in definitive form in exchange for a registered global security in such name or names as the depositary shall instruct the indenture trustee. We expect that the depositary will base these instructions upon directions received by the depositary from participants with beneficial interests in the registered global security.

We also may issue bearer debt securities of a series in global form. We will deposit these global bearer securities with a common depositary or with a nominee for the depositary identified in the prospectus supplement relating to the series. We will describe the specific terms and procedures of the depositary arrangement for the bearer debt securities in the prospectus supplement relating to the series. We also will describe in the applicable prospectus supplement any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global security.

Covenants Applicable to the Debt Securities

Consolidation, Merger, Amalgamation and Sale of Assets. Each of the senior and subordinated debt indentures provides that we will not consolidate with or merge or amalgamate into a third party, or sell or otherwise transfer, other than for cash, all or substantially all of our assets to any third party, in each case unless:

•	either we are the continuing entity in the transaction or the successor entity expressly assumes our obligations under the securities and the indenture;

•	following the completion of the transaction, we or the successor entity in the transaction would not be in default in the performance of the covenants and conditions contained in the indenture; and

•	a specified Officer’s Certificate and an Opinion of Counsel are delivered to the Trustee, each stating that such consolidation, merger, amalgamation, sale or other transfer, as the case may be, and any supplemental indenture pertaining thereto, comply with the indenture.

The limitations on the transactions described above do not apply to a recapitalization, change of control, or highly leveraged transaction unless the transaction involves a consolidation, merger or amalgamation into a third party, or a sale or other transfer, other than for cash, of all or substantially all of our assets to a third party. In addition, the indentures do not include any provisions that would increase interest, provide an option to dispose of securities at a fixed price, or otherwise protect debt security holders in the event of any recapitalization, change of control, or highly leveraged transaction.

The prospectus supplement for each series of debt securities may contain additional covenants.

Events of Default

Unless we provide other or substitute Events of Default in a prospectus supplement, each of the following events will constitute an event of default under the applicable indenture with respect to a series of debt securities:

•	default in the payment of any interest on the series of debt securities when the same becomes due and payable, and continuation of such default for a period of 30 days;

•	default in the payment of the principal of, or premium, if any, on, the debt securities when the same becomes due and payable;

•	default in the payment of any sinking fund installment as and when the same shall become due and payable;

•	default in the observance or performance of any covenant or agreement of ours contained in the indenture (other than a covenant or agreement, a default in the observance or performance of which is specifically dealt with elsewhere in this section), and continuation of such default for a period of 90 days after notice has been given;

•	default (i) in any scheduled payment of principal of any of our indebtedness (other than with respect to such series of the debt securities and other than non-recourse indebtedness), having an aggregate principal amount outstanding of at least $50 million , when due and payable after giving effect to any applicable grace period or (ii) in the performance of any other term or provision of any of our indebtedness (other than with respect to such series of the debt securities and other than non-recourse indebtedness) having an aggregate principal amount outstanding of at least $50 million that results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, and such acceleration shall not have been cured, waived, rescinded or annulled, or such indebtedness shall not have been discharged, within a period of 30 days after notice has been given; or

•	certain events relating to our bankruptcy, insolvency or reorganization.

Each of the senior and subordinated debt indentures provides that, under limited conditions specified in the indentures, where an event of default occurs and is continuing, either the trustee or the holders of not less than 25% in principal amount of each affected series of debt securities issued under the relevant indenture, treated as one class, may declare the principal and accrued interest of all the affected debt securities to be due and payable immediately. A similar right exists for the trustee and the holders of not less than 25% of all outstanding debt securities issued under an indenture, in the event of a default in the performance of any covenants or agreements applicable to all outstanding debt securities.

Upon conditions specified in the indentures, however, the holders of a majority in principal amount of the affected outstanding series of debt securities, or of all the debt securities as the case may be, may waive past defaults under the indentures. Such a waiver may not occur where there is a continuing default in payment of principal, any premium or interest on the affected debt securities.

Each of the senior and subordinated debt indentures entitles the trustee to obtain assurances of indemnity or security reasonably satisfactory to it by the debt security holders for any actions taken by the trustee at the request of the security holders. An indemnity or indemnification is an undertaking by one party to reimburse another upon the occurrence of an anticipated loss.

Subject to the right of the trustee to indemnification as described above and except as otherwise described in the indentures, each indenture provides that the holders of a majority of the aggregate principal amount of the affected outstanding debt securities of each series, treated as one class, may direct the time, method and place of any proceeding to exercise any right or power conferred in the indenture or for any remedy available to the trustee.

Each of the senior and subordinated debt indentures provides that no holders of debt securities may institute any action against us, except for actions for payment of overdue principal, any premium or interest, unless:

•	such holder previously gave written notice of the continuing default to the trustee;

•	the holders of at least 25% in principal amount of the outstanding debt securities of each affected series, treated as one class, asked the trustee to institute the action and offered indemnity to the trustee for doing so;

•	the trustee did not institute the action within 60 days of the request; and

•	the holders of a majority in principal amount of the outstanding debt securities of each affected series, treated as one class, did not direct the trustee to refrain from instituting the action.

Under each indenture, we will file annually with the trustee a certificate either stating that no default exists or specifying any default that does exist.

Defeasance

If indicated in the applicable prospectus supplement, we can discharge and defease our obligations under the applicable indenture and debt securities as set forth below and as provided in each of the senior and subordinated debt indentures. For purposes of the indentures, obligations with respect to debt securities are discharged and legal defeasance occurs when, through the fulfillment of the conditions summarized below, we are released and discharged from performing any further obligations under the relevant indenture with respect to the debt securities. Covenant defeasance occurs when we are released from performing any further obligations under specific covenants in the relevant indenture relating to the debt securities.

If provided for in the prospectus supplement, we may elect legal defeasance and be discharged from any and all future obligations with respect to debt securities of a particular series or debt securities within a particular series if the debt securities of such series have become due and payable, will become due and payable within one year or, if redeemable at our option, are to be called for redemption within one year under irrevocable arrangements satisfactory to the trustee. We may make such legal defeasance election by irrevocably depositing cash or U.S. government obligations with the trustee in an amount certified to be sufficient to pay in full the principal, any premium and interest on the relevant debt securities when due.

If provided for in the prospectus supplement, we may covenant defeasance and be discharged from certain specified obligations under the covenants contained in the indenture with respect to any debt securities of a series. We may make this covenant defeasance election by irrevocably depositing cash or U.S. government obligations with the trustee in an amount certified to be sufficient to pay in full the principal, any premium and interest on the relevant debt securities when due.

As a condition to any legal defeasance or covenant defeasance, we must provide the trustee an opinion of counsel to the effect that the holders of the affected debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be taxed by the U.S. federal government on the same amounts, in the same manner, and at the same times as if such defeasance had not occurred. This opinion of counsel, in the case of legal defeasance with respect to any debt securities, must refer to and be based upon a ruling of the Internal Revenue Service (the “IRS”) or a change in applicable U.S. federal income tax law occurring after the date of this prospectus.

We may exercise our legal defeasance option notwithstanding any prior covenant defeasance upon the affected debt securities. If we exercise our legal defeasance option, payment of the affected debt securities may not be accelerated because of an event of default. If we exercise our covenant defeasance option, payment of the affected debt securities may not be accelerated by reason of a default or an event of default with respect to the covenants that have been defeased. If, however, acceleration of the indebtedness under the debt securities occurs by reason of another event of default, the value of the money and government obligations in the defeasance trust on the date of acceleration could be less than the principal and interest then due on the affected securities because the required defeasance deposit is based upon scheduled cash flow rather than market value that will vary depending upon interest rates and other factors.

Modification of the Indentures

Each of the senior and subordinated debt indentures provides that we and the trustee may enter into supplemental indentures without the consent of the holders of debt securities to:

•	secure any debt securities;

•	evidence a successor person’s assumption of our obligations under the indentures and the debt securities;

•	add covenants that protect holders of debt securities;

•	cure any ambiguity or defect in the indenture, provided that such correction does not adversely affect the holders of the affected debt securities in any material manner;

•	establish forms or terms for debt securities of any series; and

•	evidence a successor trustee’s acceptance of appointment.

Each of the senior and subordinated debt indentures also permits us and the trustee, with the consent of the holders of at least a majority in aggregate principal amount of outstanding affected debt securities of all series issued under and affected by the relevant indenture, voting as one class, to change, in any manner, the relevant indenture and the rights of the holders of debt securities issued under that indenture. However, the consent of each holder of an affected debt security is required for changes that:

•	extend the stated maturity of, or reduce the principal of, any debt security;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable upon redemption or change the time at which any debt security may be redeemed;

•	change the currency in which the principal, any premium or interest is payable;

•	reduce the amount of any original issue discount debt security that is payable upon acceleration or provable in bankruptcy;

•	make any changes in the ranking or priority of any debt security that would adversely affect the holders of such debt security;

•	impair or affect the right to institute suit for the enforcement of any payment on any debt security when due; or

•	reduce the percentage of the outstanding debt securities of any series required to approve changes to the indenture.

The subordinated debt indenture may not be amended to alter the subordination of any outstanding subordinated debt securities without the consent of each holder of then outstanding senior indebtedness that would be adversely affected by the amendment.

Subordination Under the Subordinated Debt Indenture

The subordinated debt indenture provides that payment of the principal, any premium and interest on debt securities issued under the subordinated debt indenture will be subordinated in right of payment, to the extent and in the manner set forth in that indenture, to all our senior indebtedness. The subordinated debt indenture defines senior indebtedness as the principal, any premium and interest on all our indebtedness, whether incurred prior to or after the date of the indenture:

•	for money borrowed by us;

•	for obligations of others that we directly or indirectly either assume or guarantee;

•	in respect of letters of credit and acceptances issued or made by banks in favor of us; or

•	issued or assumed as all or part of the consideration for the acquisition of property, however acquired, or indebtedness secured by property included in our property, plant and equipment accounts at the time of acquisition, if we are directly liable for the payment of such debt.

Senior indebtedness also includes all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to the indebtedness listed above.

Senior indebtedness does not include:

•	any of our indebtedness that, by its terms or the terms of the instrument creating or evidencing it, is subordinate or equivalent in right of payment with the subordinated debt securities; or

•	any of our indebtedness to one of our subsidiaries.

The subordinated debt indenture does not limit the amount of senior indebtedness that we can incur.

The holders of all senior indebtedness will be entitled to receive payment of the full amount due on that indebtedness before the holders of any subordinated debt securities receive any payment on account of such subordinated debt securities in the event:

•	of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceedings in respect of us or our property; or

•	that debt securities of any series are declared due and payable before their expressed maturity because of an event of default other than an insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding in respect of us or our property.

We may not make any payment of the principal or interest on the subordinated debt securities during a continued default in payment of any senior indebtedness or if any event of default exists under the terms of any senior indebtedness.

Conversion Rights

If applicable, the terms of debt securities of any series that are convertible into or exchangeable for our common shares or our other securities will be described in an applicable prospectus supplement. These terms will describe whether conversion or exchange is mandatory, at the option of the holder, or at our option. These terms may include provisions pursuant to which the number of shares of our common shares or our other securities to be received by the holders of debt securities would be subject to adjustment. Any such conversion or exchange will comply with applicable Bermuda law, our memorandum of association and bye-laws.

Governing Law

The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable, in which case the Trust Indenture Act will govern.

DESCRIPTION OF WARRANTS

We may issue warrants, including warrants to purchase debt securities, as well as warrants to purchase other types of securities, including common shares and preferred shares. Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants are to be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent. You should read the particular terms of the warrants, which will be described in more detail in the applicable prospectus supplement. The applicable prospectus supplement will also state whether any of the general provisions summarized below do not apply to the warrants being offered.

Debt Warrants

The applicable prospectus supplement will describe the terms of debt warrants offered thereby, the warrant agreement relating to the debt warrants and the certificates representing the debt warrants, including the following:

•	the title of the debt warrants;

•	the aggregate number of debt warrants;

•	the price or prices at which the debt warrants will be issued;

•	the currency or currencies, including composite currencies or currency units, in which the price of the debt warrants may be payable;

•	the designation, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants, and the procedures and conditions relating to the exercise of the debt warrants;

•	the designation and terms of any related debt securities with which the debt warrants are issued, and the number of the debt warrants issued with each debt security;

•	the currency or currencies, including composite currencies or currency units, in which any principal, premium, if any, or interest on the debt securities purchasable upon exercise of the debt warrants will be payable;

•	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

•	the principal amount of debt securities that may be purchased upon exercise of each debt warrant, and the price at which and the currency or currencies, including composite currencies or currency units, in which the principal amount of debt securities may be purchased upon exercise;

•	the date on which the right to exercise the debt warrants will commence, and the date on which the right will expire;

•	the maximum or minimum number of the debt warrants which may be exercised at any time;

•	if applicable, a discussion of any material Bermuda tax considerations;

•	certain U.S. federal income tax consequences and special considerations applicable to the debt warrants; and

•	any other terms of the debt warrants and terms, procedures and limitations relating to the exercise of the debt warrants.

Certificates representing debt warrants will be exchangeable for new certificates representing debt warrants of different denominations, and debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Before the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities issuable upon exercise and will not be entitled to payment of principal of or any premium or interest on the debt securities issuable upon exercise.

Other Warrants

The applicable prospectus supplement will describe the following terms of any other warrants that we may issue:

•	the title of the warrants;

•	the securities (which may include preferred shares or common shares) for which the warrants are exercisable;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable;

•	if applicable, the designation and terms of the preferred shares or common shares with which the warrants are issued, and the number of the warrants issued with each share of preferred shares or common shares;

•	if applicable, the date on and after which the warrants and the related preferred shares or common shares will be separately transferable;

•	certain U.S. federal income tax consequences and special considerations applicable to the warrants; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase for cash the principal amount of debt securities or the number of preferred shares or common shares at the exercise price as will in each case be described in, or can be determined from, the applicable prospectus supplement relating to the offered warrants. Warrants may be exercised at any time up to the close of business on the expiration date described in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised as described in the applicable prospectus supplement. Upon receipt of payment and the certificate representing the warrant properly completed and duly executed at the corporate trust office of the warrant agent or any other offices indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the securities issuable upon exercise. If less than all of the warrants represented by the certificate are exercised, a new certificate will be issued for the remaining warrants.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

We may issue share purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified or varying number of our common shares, preferred shares or depositary shares at a future date or dates. Alternatively, the share purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of common shares, preferred shares or depositary shares. The number and price per share of our common shares, preferred shares or depositary shares may be fixed at the time the share purchase contracts are entered into or may be determined by reference to a specific formula set forth in the share purchase contracts. The share purchase contracts may be entered into separately or as a part of a share purchase unit that consists of (a) a share purchase contract; (b) warrants; and/or (c) debt securities, trust preferred securities or debt obligations of third parties (including U.S. treasury securities, other share purchase contracts or common shares), that would secure the holders’ obligations to purchase or to sell, as the case may be, common shares, preferred shares or depositary shares under the share purchase contract. The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice-versa. These payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The share purchase contracts may require holders to secure their obligations under the contracts in a specified manner.

The applicable prospectus supplement will describe the terms of any share purchase contract or share purchase unit and will contain a discussion of certain U.S. federal income tax considerations and special considerations applicable to the share purchase contracts and share purchase units. The description in the applicable prospectus supplement will not necessarily be complete, and reference will be made to the share purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the share purchase contracts or share purchase units.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more share purchase contracts, purchase units, warrants, debt securities, preferred shares, common shares, trust preferred securities or any combination of such securities, including guarantees of any of such securities. The applicable prospectus supplements will describe:

(1) the terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

(2) a description of the terms of any unit agreement governing the units; and

(3) a description of the provisions for the payment, settlement, transfer or exchange of the units.

DESCRIPTION OF TRUST PREFERRED SECURITIES AND TRUST GUARANTEES

Trust Preferred Securities

The trust agreement, which will be restated prior to the issuance of any securities of the trust, will authorize the trustees of the Capital Trust to issue on behalf of the Capital Trust one series of trust preferred securities and one series of trust common securities. We collectively refer to the trust preferred securities and the trust common securities as the trust securities. The trust preferred securities will be issued to the public pursuant to the registration statement of which this prospectus is a part, and the trust common securities will be issued directly or indirectly to us.

The trust preferred securities will have the terms, including dividends, redemption, voting, conversion, liquidation rights and other preferred, deferred or other special rights or restrictions as are described in the applicable restated trust agreement or made part of the restated trust agreement by the Trust Indenture Act.

You should refer to the applicable prospectus supplement relating to the trust preferred securities of the Capital Trust for specific terms, including:

•	the distinctive designation of trust preferred securities;

•	the number of trust preferred securities issued by the Capital Trust;

•	the annual distribution rate, or method of determining the rate, for trust preferred securities issued by the Capital Trust and the date or dates upon which the distributions will be payable and any right to defer payment thereof;

•	whether distributions on trust preferred securities issued by the Capital Trust will be cumulative, and, in the case of trust preferred securities having cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on trust preferred securities issued by the Capital Trust will be cumulative;

•	the amount or amounts which will be paid out of the assets of the Capital Trust to the trust preferred securities holders upon voluntary or involuntary dissolution, winding-up or termination of the Capital Trust;

•	the terms and conditions, if any, under which trust preferred securities may be converted into share capital, including the conversion price per share and the circumstances, if any, under which the conversion right will expire;

•	the terms and conditions, if any, upon which the related series of our debt securities may be distributed to trust preferred securities holders;

•	the obligation, if any, of the Capital Trust to purchase or redeem trust preferred securities issued by the Capital Trust and the price or prices at which, the period or periods within which and the terms and conditions upon which trust preferred securities issued by the Capital Trust will be purchased or redeemed, in whole or in part, pursuant to the obligation;

•	the voting rights, if any, of trust preferred securities issued by the Capital Trust in addition to those required by law, including the number of votes per trust preferred security and any requirement for the approval by the trust preferred securities holders, as a condition to specified action or amendments to the applicable declaration; and

•	any other relevant rights, preferences, privileges, limitations or restrictions of trust preferred securities issued by the Capital Trust that are consistent with the applicable declaration or applicable law.

Pursuant to the restated trust agreement, the institutional trustee will own our debt securities purchased by the Capital Trust for the benefit of the trust preferred securities holders and the trust common securities holders. The payment of dividends out of money held by the applicable Capital Trust, and payments upon redemption of trust preferred securities or liquidation of any Capital Trust, will be guaranteed by us to the extent described below under “— Trust Guarantees.”

Specific U.S. federal income tax considerations applicable to an investment in trust preferred securities will be described in the applicable prospectus supplement.

In connection with the issuance of trust preferred securities, the Capital Trust will also issue one series of trust common securities. The restated trust agreement will authorize the administrative trustees of the Capital Trust to issue on behalf of the Capital Trust one series of trust common securities having the terms, including dividends, conversion, redemption, voting, liquidation rights or the restrictions described in the applicable declaration. Except as otherwise provided in the applicable prospectus supplement, the terms of the trust common securities issued by the Capital Trust will be substantially identical to the terms of the trust preferred securities issued by the Capital Trust, and the trust common securities will rank on equal terms with, and payments will be made on a ratable basis with, the trust preferred securities. However, upon an event of default under the restated trust agreement, the rights of the holders of the trust common securities to payment in respect of dividends and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the trust preferred securities holders. Except in limited circumstances, the trust common securities will also carry the right to vote and appoint, remove or replace any of the trustees of the related trust. All of the trust common securities of the Capital Trust will be directly or indirectly owned by us.

The applicable prospectus supplement will describe whether we and/or certain of our subsidiaries maintain deposit accounts and conduct other banking transactions, including borrowings in the ordinary course of business, with the Institutional Trustee.

Trust Guarantees

Below is a summary of information concerning the trust guarantees that will be executed and delivered by us, at various times, for the benefit of the trust preferred securities holders. The applicable prospectus supplement will describe any significant differences between the actual terms of the trust guarantees and the summary below. This summary does not describe all exceptions and qualifications contained in the indentures or all of the terms of the trust guarantees. You should read the trust guarantees for provisions that may be important to you.

General.  We will irrevocably and unconditionally agree, to the extent described in the trust guarantees, to pay in full, to the trust preferred securities holders of the Capital Trust, the trust guarantee payments (as defined below), except to the extent paid by the Capital Trust, as and when due, regardless of any defense, right of set-off or counterclaim which the Capital Trust may have or assert. Our obligation to make a trust guarantee payment may be satisfied by direct payment of the required amounts by us to the trust preferred securities holders or by causing the applicable Capital Trust to pay the required amounts to the holders.

The following payments regarding the trust preferred securities, which we refer to as the trust guarantee payments, to the extent not paid by the Capital Trust, will be subject to the trust guarantees, without duplication:

•	any accrued and unpaid distributions which are required to be paid on the trust preferred securities, to the extent the Capital Trust will have funds legally available;

•	the redemption price, including all accrued and unpaid distributions, payable out of legally available funds, regarding any trust preferred securities called for redemption by the Capital Trust; and

•	upon a liquidation of the Capital Trust, other than in connection with the distribution of our debt securities to the trust preferred securities holders or the redemption of all of the trust preferred securities issued by the Capital Trust, the lesser of:

•	the aggregate of the liquidation preference and all accrued and unpaid distributions on the trust preferred securities to the date of payment, to the extent the Capital Trust will have funds legally available; and

•	the amount of assets of the Capital Trust remaining available for distribution to the holders of the Capital Trust’s trust preferred securities in liquidation of the Capital Trust.

Covenants of Max Capital Group.  In each trust guarantee, we will covenant that, so long as any trust preferred securities issued by the Capital Trust remain outstanding, and if there will have occurred any event that would constitute an event of default under the trust guarantee or the declaration, we will not do any of the following:

•	declare or pay any dividend on, make any distributions regarding, or redeem, purchase or acquire or make a liquidation payment regarding, any of our share capital;

•	make any payment of the principal of and any premium and interest on or repay, purchase or redeem any debt securities issued by us which rank pari passu or junior to the debt securities owned by the Capital Trust; and

•	make any guarantee payments regarding the trust preferred securities, other than pursuant to the trust guarantees.

However, even during such circumstances, we may:

•	purchase or acquire our share capital in connection with the satisfaction by us of our obligations under any employee benefit plans or pursuant to any contract or security outstanding on the first day of any such event requiring us to purchase our capital stock;

•	reclassify our share capital or exchange or convert one class or series of our share capital for another class or series of our share capital;

•	purchase fractional interests in our share capital pursuant to the conversion or exchange provisions of such share capital or the security being converted or exchanged;

•	declare dividends or distributions in our share capital, including cash or share dividends paid by us which consist of the shares of the same class as that on which any dividend is being paid;

•	redeem or purchase any rights pursuant to a rights agreement; and

•	make payments under the trust guarantee related to the trust preferred securities.

Amendment and Assignment.  Except regarding any changes that do not adversely affect the rights of holders of trust preferred securities of the Capital Trust, in which case no vote will be required, the trust guarantees regarding the trust preferred securities may be changed only with the prior approval of the holders of not less than a majority in liquidation preference of the outstanding trust preferred securities. The manner of obtaining the approval of trust preferred securities holders will be as described in the applicable prospectus supplement. All guarantees and agreements contained in the trust guarantees will bind our successors, assigns, receivers, trustees and representatives and for the benefit of the holders of the outstanding trust preferred securities.

Termination of the Trust Guarantees.  Each trust guarantee will end as to the trust preferred securities issued by the Capital Trust upon any of the following:

•	full payment of the redemption price of all trust preferred securities;

•	distribution of our debt securities held by the Capital Trust to the trust preferred securities holders; or

•	full payment of the amounts payable in accordance with the declaration upon liquidation of the Capital Trust.

Each trust guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities issued by the Capital Trust must restore payment of any sums paid under the trust preferred securities or the trust guarantee.

Each trust guarantee represents a guarantee of payment and not of collection. Each trust guarantee will be deposited with the institutional trustee to be held for the benefit of the trust preferred securities of the Capital Trust. The institutional trustee will have the right to enforce the trust guarantees on behalf of the trust preferred securities holders of the Capital Trust. The holders of not less than a majority in aggregate liquidation preference of the trust preferred securities of the Capital Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the applicable trust guarantee, including the giving of directions to the institutional trustee.

If the institutional trustee fails to enforce a trust guarantee as provided above, any holder of trust preferred securities of the Capital Trust may institute a legal proceeding directly against us to enforce its rights under the trust guarantee, without first instituting a legal proceeding against the Capital Trust, or any other person or entity. Each trust guarantee will not be discharged except by payment of the trust guarantee payments in full to the extent not paid by the Capital Trust, and by complete performance of all obligations under the trust guarantee.

Governing Law.  Each trust guarantee will be governed by, and construed in accordance with, the laws of the State of New York.

The applicable prospectus supplement will set out the terms of the trust guarantee.

Expenses of the Capital Trust

Subject to Bermuda law, we will agree to pay all of the costs, expenses or liabilities of the Capital Trust, other than obligations of the Capital Trust to pay to the holders of any trust preferred securities or trust common securities the amounts due pursuant to the terms of the trust preferred securities or trust common securities.

DESCRIPTION OF THE MAX USA HOLDINGS LTD. DEBT SECURITIES AND GUARANTEE

Senior Debt Indenture and Subordinated Debt Indenture

Max USA may issue debt securities, consisting of notes, debentures or other indebtedness, from time to time in one or more series. Max USA will issue any senior debt securities pursuant to a senior debt indenture to be entered into between Max USA, Max Capital Group and a trustee. Max USA will issue any subordinated debt securities pursuant to a subordinated debt indenture to be entered into between Max USA, Max Capital Group and the same or a different trustee.

The senior debt indenture and the subordinated debt indenture will be substantially identical except that the subordinated debt indenture, unlike the senior debt indenture, will provide for debt securities that are specifically made junior in right of payment to other specified indebtedness of Max USA. Neither the senior debt indenture nor the subordinated debt indenture will limit the aggregate principal amount of indebtedness that we may issue from time to time.

The following description provides a general summary of the material terms and conditions of each of the senior debt indenture and subordinated debt indenture and the debt securities that may be issued pursuant to these indentures. The indentures may contain language which expands upon or limits the statements made in this prospectus, and prospectus supplements and supplemental indentures may contain material terms and provisions of any debt securities. Accordingly, we strongly encourage you to refer to the indentures, all prospectus supplements and all relevant supplemental indentures for a complete understanding of the terms and conditions applicable to the indentures and the debt securities.

Senior and Subordinated Debt Securities

The debt securities will be senior or subordinated obligations of Max USA. The term “senior” is generally used to describe debt obligations that entitle the holder to receive payment of principal and interest upon the happening of certain events prior to the holders of “subordinated” debt. Events that may trigger the right of holders of senior indebtedness to receive payment of principal and interest prior to payments to the holders of subordinated indebtedness include insolvency, bankruptcy, liquidation, dissolution, receivership, reorganization or an event of default under the senior debt indenture.

Max USA may issue the senior debt securities, pursuant to the senior debt indenture, in one or more series. All series of senior debt securities issued under the senior debt indenture will be equal in ranking in right of payment. The senior debt securities also will rank equally in right of payment with all of Max USA’s other indebtedness, other than indebtedness expressly designated by the holders thereof to be subordinated in right of payment to Max USA’s senior debt. The guarantee will be a senior unsecured obligation of Max Capital Group and will rank equally in right of payment with all of Max Capital Group’s other present and future unsecured and unsubordinated indebtedness.

The senior debt securities will be effectively subordinated to any secured indebtedness of Max USA or Max Capital Group, as the case may be, to the extent of the value of the assets securing such indebtedness. The indentures do not limit the amount of debt that Max USA or Max Capital Group or their respective subsidiaries can incur. However, the indentures do restrict the ability of Max USA and Max Capital Group to incur debt secured by the capital stock of certain subsidiaries. See “Description of the Max USA Holdings Ltd. Debt Securities and Guarantee — Certain Covenants.”

In addition, Max USA and Max Capital Group conduct their operations through their respective subsidiaries, which generate a substantial portion of their respective operating income and cash flow. As a result, distributions or advances from subsidiaries of Max USA and Max Capital Group are a major source of funds necessary for Max

USA and Max Capital Group to meet their respective debt service and other obligations. Contractual provisions, laws or regulations, as well as a subsidiary’s financial condition and operating requirements, may limit the ability of Max USA or Max Capital Group to obtain cash required to pay Max USA’s debt service obligations, including payments on the debt securities, or Max Capital Group’s payment obligations under its guarantee, respectively. Each of Max USA and Max Capital is a holding company that depends on the ability of its respective subsidiaries to pay dividends in order to service its debt obligations.

The Max USA senior and subordinated debt securities will be structurally subordinated to all obligations of Max USA’s subsidiaries, including claims with respect to trade payables. The guarantee will be structurally subordinated to all obligations of Max Capital Group’s other subsidiaries, including claims with respect to trade payables. This means that holders of the senior debt securities will have a junior position to the claims of creditors of Max USA’s subsidiaries on their assets and earnings, and holders of the guarantee will have a junior position to the claims of creditors of Max Capital Group’s other subsidiaries on their assets and earnings.

The Max USA debt securities issued under the subordinated debt indenture will be subordinated in right of payment in respect of principal, any premium and interest owing under the subordinated debt securities to all our senior indebtedness in the manner described below under the caption “— Subordination Under the Subordinated Debt Indenture.”

Prospectus Supplements

Max USA will provide a prospectus supplement to accompany this prospectus for each series of debt securities it offers. Max USA strongly encourages you to read it carefully. In the prospectus supplement, Max USA will describe the following terms and conditions of the debt securities that it is offering, to the extent applicable:

•	the title of the debt securities and whether they are subordinated debt securities or senior debt securities;

•	the aggregate principal amount of the debt securities to be issued;

•	the date or dates on which the principal of the debt securities is payable;

•	the rate or rates, if any, which may be fixed or variable, at which the debt securities will bear interest;

•	the date or dates from which any interest will accrue;

•	the interest payment dates on which any interest will be payable;

•	the record dates for the determination of holders to whom principal and any interest is payable;

•	the place or places where the principal and interest will be payable;

•	the price or prices at which, the period or periods within which and the terms and conditions upon which the debt securities may be redeemed, in whole or in part, at the option of Max USA, pursuant to any sinking fund or otherwise;

•	the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity in the event of default or provable in bankruptcy, if other than the full principal amount of the debt securities;

•	the obligation, if any, of Max USA to redeem, repay or purchase the debt securities prior to the maturity date, to set aside funds or other assets or make periodic payments to a sinking fund or provide security for any redemption or purchase through an analogous provision or at the option of the holders of the debt securities, and the period or periods within which and the price or prices at which Max USA will redeem, repay or purchase the debt securities, in whole or in part, or set aside such assets, make such payments or provide such security pursuant to such obligations, and the other terms and conditions of such obligations;

•	the denominations, which may be in dollars or any non-U.S. currency, in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	the form of the debt securities, including such legends as required by the applicable indenture, by law or as Max USA deems necessary or appropriate;

•	whether the debt securities will be issued in global form, and if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

•	the depositary for global or certificated debt securities;

•	the currency or currencies in which payments of interest or principal and other amounts are payable with respect to the debt securities are to be denominated, payable, redeemable or repurchasable, as the case may be;

•	whether and under what circumstances the debt securities will be convertible into debt securities of any other series;

•	if other than the trustee, any trustees, authenticating or paying agents, registrars or any other agents with respect to the securities;

•	if the debt securities do not bear interest, the applicable dates when Max USA and Max Capital Group will provide the trustee with a list of the names and addresses of the holders of the debt securities;

•	any deletions from, modifications of or additions to the events of default or covenants of Max USA and Max Capital Group with respect to the debt securities and whether or not such events of default or covenants are consistent with the events of default or covenants as set forth in the applicable indenture;

•	whether, under what circumstances and the currency in which Max USA will pay additional amounts on the debt securities held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether Max USA will have the option to redeem such debt securities rather than pay such additional amounts;

•	in the case of subordinated debt securities, whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities; and

•	any other terms or conditions upon which the debt securities are issued, which terms will not be inconsistent with the applicable indenture.

Max USA will maintain a register for the registration and transfer of each series of debt securities. Subject to the terms of the applicable indenture, holders may present registered debt securities for transfer or exchange in the manner described in the applicable prospectus summary. Upon surrender for registration of transfer or exchange of any registered debt security, Max USA will issue and the trustee will authenticate and deliver one or more new registered debt securities of the same series, maturity date, interest rate and original issue date in authorized denominations for a like principal amount. Max USA’s debt securities in bearer form are transferable by delivery.

All debt securities issued upon any registration of transfer or exchange will be the valid obligations of Max USA and Max Capital Group, evidencing the same debt as the debt securities surrendered upon such registration of transfer or exchange and will be entitled to all of the benefits of the applicable indenture equally and proportionally with all other debt securities issued under the applicable indenture. Max USA will provide for transfer and exchange of the debt securities without charge other than any tax or other governmental charge payable in connection with such transfer or exchange.

Global Debt Securities

Max USA may issue registered debt securities in global form. This means that one “global” debt security would be issued to represent a number of registered debt securities. The denomination of the global debt security would equal the aggregate principal amount of all registered debt securities represented by that global debt security.

Max USA will deposit any registered debt securities issued in global form with a depositary, or with a nominee of the depositary, that Max USA will name in the applicable prospectus supplement. Any person holding an interest in the global debt security through the depositary will be considered the “beneficial” owner of that interest. A “beneficial” owner of a debt security is able to enjoy rights associated with ownership of the debt security, even though the beneficial owner is not recognized as the legal owner of the debt security. The interest of the beneficial owner in the debt security is considered the “beneficial interest.” Max USA will register the debt securities in the name of the depositary or the nominee of the depositary, as appropriate.

The depositary or its nominee may only transfer a global debt security in its entirety and only in the following circumstances:

•	by the depositary to a nominee of the depositary;

•	by a nominee of the depositary to the depositary or to another nominee of the depositary; or

•	by the depositary or the nominee of the depositary to a successor of the depositary or to a nominee of the successor of the depository.

These restrictions on transfer would not apply to a global debt security after the depositary or its nominee, as applicable, exchanged the global debt security for registered debt securities issued in definitive form.

Max USA will describe the specific terms of the depositary arrangement with respect to any series of debt securities represented by a registered global debt security in the prospectus supplement relating to that series. Max USA anticipates that the following provisions will apply to all depositary arrangements for debt securities represented by a registered global debt security.

Ownership of beneficial interests in a registered global debt security will be limited to (1) participants that have accounts with the depositary for the registered global debt security and (2) persons that may hold interests through those participants. Upon the issuance of a registered global debt security, the depositary will credit each participant’s account on the depositary’s book-entry registration and transfer system with the principal amount of debt securities represented by the registered global debt security beneficially owned by that participant. Initially, the dealers, underwriters or agents participating in the distribution of the debt securities will designate the accounts that the depositary should credit.

Ownership of beneficial interests in the registered global debt security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary or its nominee, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some jurisdictions may require that purchasers of debt securities regulated by the laws of those jurisdictions take physical delivery of the debt securities in definitive form. Those laws may impair the ability to transfer beneficial interests in registered global debt securities. In addition, because the depositary or its nominee can only act on behalf of participants, who in turn act on behalf of persons who hold interest through those participants, the ability of a person having a beneficial interest in a registered global debt security to pledge, or transfer those interests to persons or entities that do not participate in the depositary’s system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive debt security of such interest.

As long as the depositary for a registered global debt security, or its nominee, is the registered owner of the registered global debt security, that depositary or its nominee will be considered the sole owner or holder of the debt securities represented by the registered global debt security for all purposes under the applicable indenture. Owners of beneficial interests in a registered global debt security generally will not:

•	be entitled to have the debt securities represented by the registered global debt security registered in their own names;

•	receive or be entitled to receive physical delivery of the debt securities in definitive form; and

•	be considered the owners or holders of the debt securities under the applicable indenture.

Accordingly, each person owning a beneficial interest in a registered global debt security must rely on the procedures of the depositary for the registered global debt security and, if that person owns through a participant, on the procedures of the participant through which that person owns such interest, to exercise any rights of a holder under the applicable indenture.

Max USA understands that under existing industry practices, if Max USA requests any action of holders of debt securities or if an owner of a beneficial interest in a registered global debt security desires to give or take any action which a holder of debt securities is entitled to give or take under the applicable indenture, the depositary for the registered global debt security would authorize the participants holding the relevant beneficial interests to give or take the action, and the participants would authorize beneficial owners owning through the participants to give or take the action or would otherwise act upon the instructions of beneficial owners owning through them.

Max USA will make payments of principal, any premium and any interest on a registered global debt security to the depositary or its nominee. None of Max USA, the trustee or any agent of Max USA or of the trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the registered global debt security or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Max USA expects that the depositary for any registered global debt security, upon receipt of any payment of principal, premium or interest in respect of the registered global debt security, will immediately credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the registered global debt security as shown on the records of the depositary. Max USA also expects that standing customer instructions and customary practices will govern payments by participants to owners of beneficial interests in the registered global debt security owned through the participants.

Max USA will issue debt securities in definitive form in exchange for a registered global debt security, if the depositary for such registered global debt security is at any time unwilling or unable to continue to act as depositary or ceases to be a clearing agency registered under the Exchange Act, and if Max USA does not appoint a successor depositary registered as a clearing agency under the Exchange Act within 90 days. In addition, Max USA may at any time and in its sole discretion decide not to have any of the debt securities of a series represented by a registered global debt security and, in such event, will issue debt securities of the series in definitive form, in authorized denominations, in an aggregate principal amount equal to the principal amount of the registered global debt security, in exchange for the registered global debt security. If an event of default has occurred and is continuing, Max USA will also exchange global debt securities of any series for definitive securities of such series upon the written request of the depositary or its nominee.

Max USA will register any debt securities issued in definitive form in exchange for a registered global debt security in such name or names as the depositary will instruct the trustee. Max USA expects that the depositary will base these instructions upon directions received by the depositary from participants with beneficial interests in the registered global debt security.

Max USA also may issue bearer debt securities of a series in global form. Max USA will deposit these global bearer debt securities with a common depositary or with a nominee for the depositary identified in the prospectus supplement relating to the series. Max USA will describe the specific terms and procedures of the depositary arrangement for the bearer debt securities in the prospectus supplement relating to the series. Max USA will also describe in the applicable prospectus supplement any specific procedures for the issuance of debt securities in definitive form in exchange for a bearer global debt security.

General

Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

If any interest payment date or maturity or redemption date falls on a day that is not a Business Day, the required payment shall be made on the next Business Day as if it were made on the date such payment was due and no interest shall accrue on the amount so payable from and after such interest payment date or maturity or redemption date, as the case may be, to such next Business Day. “Business Day” means any day other than a Saturday, Sunday or other day on which banking institutions in the City of New York or Bermuda are authorized or obligated by law, regulation or executive order to close.

Max USA will issue debt securities only in fully registered form, without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000.

Guarantee

Max Capital Group will unconditionally and irrevocably guarantee the due and punctual payment of the principal, premium, if any, and interest on the debt securities when and as the same shall become due and payable, whether at maturity, by acceleration redemption, repayment or otherwise. The guarantee is one of payment and not of collection. Under the indentures, if Max USA ceases to be a subsidiary of Max Capital Group or transfers its assets as an entirety or substantially as an entirety, Max Capital Group will automatically assume all obligations of Max USA under the debt securities, and the guarantee will terminate. In addition, Max Capital Group may, without the consent of the holders of the debt securities, assume all rights and obligations of Max USA under the debt securities, as described in the indentures, and upon such assumption, Max USA will be released from its liabilities under the indentures and the debt securities.

Payment of Additional Amounts

If any taxes, assessments or other governmental charges are imposed by the jurisdiction, other than the U.S., where any guarantor or a successor, or a payor, is organized or otherwise considered to be a resident for tax purposes, any jurisdiction, other than the U.S., from or through which the payor makes a payment on the debt securities, or, in each case, any political organization or governmental authority thereof or therein having the power to tax, or the Relevant Tax Jurisdiction, in respect of any payments under the debt securities, the payor will pay to each holder of a debt security, to the extent it may lawfully do so, such additional amounts as may be necessary in order that the net amounts paid to such holder will be not less than the amount specified in such debt security to which such holder is entitled; provided, however, the payor will not be required to make any payment of additional amounts for or on account of:

•	any tax, assessment or other governmental charge which would not have been imposed but for (a) the existence of any present or former connection between such holder (or between a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership, limited liability company or corporation) and the Relevant Tax Jurisdiction including, without limitation, such holder (or such fiduciary, settlor, beneficiary, member, shareholder or possessor) being or having been a citizen or resident thereof or being or having been present or engaged in trade or business therein or having or having had a permanent establishment therein or (b) the presentation of a debt security (where presentation is required) for payment on a date more than 30 days after (x) the date on which such payment became due and payable or (y) the date on which payment thereof is duly provided for, whichever occurs later;

•	any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

•	any tax, assessment or other governmental charge which is payable otherwise than by withholding from payment of (or in respect of) principal of, premium, if any, or any interest on, the debt securities;

•	any tax, assessment or other governmental charge that is imposed or withheld by reason of the failure by the holder or the beneficial owner of the debt security to comply with a request of the payor addressed to the holder to provide information, documents or other evidence concerning the nationality, residence or identity of the holder or such beneficial owner which is required by a statute, treaty, regulation or administrative practice of the taxing jurisdiction as a precondition to exemption from all or part of such tax, assessment or other governmental charge; or

•	any combination of the above;

nor will additional amounts be paid with respect to any payment of the principal of, or any premium or interest on, any debt security to any holder who is a fiduciary or partnership or limited liability company or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the Relevant Tax Jurisdiction to be included in the income for tax purposes of a beneficiary or settlor with respect to such fiduciary or a member of such partnership, limited liability company or beneficial owner who would not have been entitled to such additional amounts had it been the holder of such debt security.

The payor will provide the trustee with the official acknowledgment of the Relevant Tax Authority (or, if such acknowledgment is not available, a certified copy thereof) evidencing the payment of any withholding taxes by the payor. Copies of such documentation will be made available to the holders of the debt securities or the paying agent, as applicable, upon request therefor.

All references in this prospectus to principal of, premium, if any, and interest on the debt securities will include any additional amounts payable by the Payor in respect of such principal, such premium, if any, and such interest.

Optional Redemption

Max USA may redeem the debt securities in whole at any time or in part from time to time, at its option, at a redemption price equal to the greater of:

•	100% of the principal amount of the debt securities to be redeemed, and

•	the sum of the present values of the remaining scheduled payments of principal and interest (excluding interest accrued to the redemption date) on the debt securities discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Rate plus basis points, plus, in each case, accrued and unpaid interest on the principal amount being redeemed to the redemption date.

“Treasury Rate” means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue will be determined and the Treasury Rate will be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield-to-maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate will be calculated on the third Business Day preceding the redemption date.

“Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the debt securities to be redeemed.

“Comparable Treasury Price” means (1) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means           , and its successors, or, if it is unwilling or unable to select the Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the trustee after consultation with Max USA.

“Reference Treasury Dealer” means (1) Citigroup Global Markets Inc., or its successors; provided, however, that if Citigroup Global Markets Inc. shall cease to be a primary U.S. government securities dealer in New York City, which we refer to as a “Primary Treasury Dealer,” we will substitute another Primary Treasury Dealer and (2) any three other Primary Treasury Dealers selected by the Independent Investment Banker after consultation with Max USA.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

Holders of debt securities to be redeemed will be sent a redemption notice by first-class mail at least 30 and not more than 60 days before the date fixed for redemption. The redemption notice need not set forth the make-whole price but only the manner of calculation thereof. Max USA will notify the trustee of the make-whole price with respect to any redemption promptly after the calculation, and the trustee will not be responsible for such calculation. If fewer than all of the debt securities are to be redeemed, the trustee will select, not more than 60 days and not less than 45 days before the redemption date, the particular debt securities or portions of the debt securities for redemption from the outstanding debt securities not previously called by such method as the trustee deems fair and appropriate.

If Max USA does not redeem the debt securities called for redemption at the applicable redemption price with interest due on presentation and surrender of such debt securities for redemption, the principal will, until paid or duly provided for, bear interest from the date fixed for redemption at the rate of interest borne by such debt securities. Upon presentation of any debt securities redeemed only in part, Max USA will issue and the trustee will authenticate and deliver to or on the order of the holder of such debt securities, at the expense of Max USA, new debt securities, of authorized denominations, in principal amount equal to the unredeemed portion of the debt securities so presented.

Redemption for Changes in Withholding Taxes

Max USA will be entitled to redeem the debt securities, at its option, at any time as a whole but not in part, upon not less than 30 nor more than 60 days’ notice, at 100% of the principal amount thereof, plus accrued and unpaid interest (if any) to the date of redemption (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), in the event that the payor has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the debt securities, any additional amounts as a result of:

•	a change in or an amendment to the laws (including any regulations promulgated thereunder) of a Relevant Tax Jurisdiction, which change or amendment is announced after the original issue date of the applicable debt securities; or

•	any change in or amendment to any official position regarding the application or interpretation of such laws or regulations, which change or amendment is announced after the original issue date of the applicable debt securities;

and, in each case, the payor cannot avoid such obligation by taking reasonable measures available to it.

Before Max USA publishes or mails any notice of redemption of the debt securities as described above, it will deliver to the trustee an officers’ certificate and an opinion of independent legal counsel of recognized standing at least 30 days before the date set for redemption stating that the payor would be obligated to pay additional amounts as a result of a change in tax laws or regulations or the application or interpretation of such laws or regulations.

Sinking Fund

The Max USA debt securities will not have the benefit of any sinking fund.

Certain Covenants

Limitation on Liens on Stock of Designated Subsidiaries

Under each Max USA indenture, each of Max USA and Max Capital Group will covenant that, so long as any debt securities are outstanding, it will not, nor will it permit any subsidiary to, create, incur, assume, guarantee or otherwise permit to exist any indebtedness secured by any security interest on any shares of capital stock of any designated subsidiary, unless Max USA and Max Capital Group concurrently provide that the debt securities and, if Max USA and Max Capital Group elect, any other indebtedness of Max USA that is not subordinate to the debt securities and with respect to which the governing instruments require, or pursuant to which Max USA is otherwise obligated, to provide such security, will be secured equally with the indebtedness for so long as the other indebtedness is so secured.

The term “designated subsidiary” means any present or future consolidated subsidiary of Max Capital Group, the consolidated net worth of which constitutes at least 5% of Max Capital Group’s consolidated net worth; provided, however, that notwithstanding the foregoing, Max Diversified shall not be a “designated subsidiary.”

For purposes of each indenture, the term “indebtedness” means, with respect to any person,

•	the principal of and any premium and interest on indebtedness for money borrowed;

•	the principal of and any premium and interest on indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such person is responsible or liable;

•	all capitalized lease obligations;

•	all obligations issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement, but excluding trade accounts payable arising in the ordinary course of business;

•	all obligations for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction, generally other than obligations with respect to letters of credit securing obligations, other than obligations of the type referred to above, entered into in the ordinary course of business to the extent these letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third business day following receipt by such person of a demand for reimbursement following payment on the letter of credit;

•	all obligations of the type referred to above of other persons and all dividends of other persons for the payment of which, in either case, the person is responsible or liable as obligor, guarantor or otherwise;

•	all obligations of the type referred to above of other persons secured by any mortgage, pledge, lien, security interest or other encumbrance on any property or asset of the person, whether or not the obligation is assumed by the person; and

•	any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described above.

Limitations on Disposition of Stock of Designated Subsidiaries

Each of the indentures also provides that, so long as any debt securities are outstanding and except in a transaction otherwise governed by the indentures, neither Max USA nor Max Capital Group will issue, sell, assign, transfer or otherwise dispose of any shares of, securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, capital stock, other than preferred stock having no voting rights, of any designated subsidiary. Similarly, Max USA and Max Capital Group will not permit any designated subsidiary to issue, other than to Max USA or Max Capital Group, these types of securities, warrants, rights or options, other than director’s qualifying shares and preferred stock having no voting rights, of any designated subsidiary, if, after giving effect to the transaction and the issuance of the maximum number of shares issuable upon the conversion or exercise of all the convertible securities, warrants, rights or options, Max Capital Group would own, directly or indirectly, less than 80% of the shares of capital stock of the designated subsidiary, other than preferred stock having no voting rights.

However, Max USA and Max Capital Group may issue, sell, assign, transfer or otherwise dispose of securities if the consideration is at least a fair market value as determined by Max Capital Group’s board of directors in good faith or if required by law or regulation. Max USA or Max Capital Group, as the case may be, may also merge, amalgamate or consolidate any designated subsidiary into or with another direct or indirect subsidiary of Max Capital Group, the shares of capital stock of which Max Capital Group owns, directly or indirectly, at least 80% or, subject to the provisions described under “Consolidation, Amalgamation, Merger and Sale of Assets” below, sell, assign, transfer or otherwise dispose of the entire capital stock of any designated subsidiary at one time if the consideration is at least fair market value as determined by Max Capital Group’s board of directors.

Consolidation, Amalgamation, Merger and Sale of Assets

Each indenture provides that Max USA and Max Capital Group may not:

•	consolidate or amalgamate with or merge into a third party or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to a third party, or

•	permit a third party to consolidate or amalgamate with or merge into Max USA or Max Capital Group, respectively, or convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to Max USA or Max Capital Group, respectively, unless:

•	in the case of Max USA, either:

1. Max USA is the surviving corporation;

2. the entity formed by or surviving any such consolidation, amalgamation or merger or resulting from such conversion (if other than Max USA) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation, limited liability company or limited partnership organized or existing under the laws of the U.S., any state of the U.S. or the District of Columbia; or

3. the entity formed by or surviving any such conversion, consolidation, amalgamation or merger (if other than Max USA) or the person to which the sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of Max USA under the debt securities and the applicable indenture pursuant to a supplemental indenture; provided that, unless such entity is a corporation, a corporate co-issuer of the debt securities will be added to the debt securities and the applicable indenture by a supplemental indenture;

•	in the case of Max Capital Group, the third party is a company organized and existing under the laws of the U.S., any state of the U.S., the District of Columbia, Bermuda or any member of the Organization for Economic Co-operation and Development;

•	the surviving entity expressly assumes the payment of all amounts on the debt securities or the guarantee, as the case may be, and the performance of Max USA’s or Max Capital Group’s, as the case may be, obligations under the applicable indenture and the debt securities;

•	immediately after giving effect to the transaction and treating any indebtedness which becomes an obligation of Max USA or Max Capital Group or a subsidiary as a result of the transaction as having been incurred by Max USA or Max Capital Group or the subsidiary at the time of the transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, will have happened and be continuing; and

•	Max USA delivers to the trustee an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger, conveyance, transfer or lease, as the case may be, and any supplemental indenture pertaining thereto comply with the applicable indenture.

The restrictions described above shall not apply to any transaction in which the property or assets of Max USA are transferred as an entirety or substantially as an entirety.

Events of Default

An “event of default” with respect to the debt securities is defined as:

•	default in the payment of any interest on any of the debt securities or any additional amounts with respect thereto when due and payable, and continuance of such default for a period of 30 days;

•	default in the payment of any principal or any premium of any of the debt securities or any additional amounts with respect thereto when due and payable either at maturity, upon any redemption, by declaration or otherwise;

•	failure by Max USA or Max Capital Group in the performance, or breach, of any other covenant or agreement contained in the debt securities or in the indentures and continuance of that failure for a period of 60 days after notice by the trustee or by the holders of at least 25% in aggregate principal amount of the outstanding debt securities;

•	a default occurs under any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness of Max USA, Max Capital Group or any of its designated subsidiaries whether such indebtedness now exists, or is created after the date of the indenture, if such default is (i) caused by a failure to pay principal of, or interest or premium, if any, on such indebtedness prior to the expiration of the grace period provided in such indebtedness on the date of such default; or (ii) results in the acceleration of such indebtedness prior to its express maturity; and, in each case of clause (i) and (ii), the principal amount of such indebtedness, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $10 million or more, and such default shall not be cured or such acceleration shall not be rescinded or annulled within a period of 30 days after written notice by the trustee or by the holders of at least 25% in aggregate principal amount of the outstanding debt securities;

•	Max USA or Max Capital Group fails within 60 days to pay, bond or otherwise discharge any uninsured judgment or court order for the payment of money in excess of $10 million, which is not stayed on appeal or is not otherwise being appropriately contested in good faith;

•	except as permitted by the indentures, the guarantee is held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or Max Capital Group or any person acting on its behalf, denies or disaffirms Max Capital Group’s obligations under the guarantee; or

•	certain events of bankruptcy, insolvency or reorganization relating to Max USA, Max Capital Group or any of their designated subsidiaries.

The trustee will notify the holders of the debt securities of any continuing default known to the trustee that has occurred within 90 days after the occurrence of the default. Notwithstanding the foregoing, except in the case of default in the payment of the principal of or interest on any of the debt securities, the trustee may withhold notice if the trustee in good faith determines that the withholding of notice is in the interests of the holders of the debt securities.

If an event of default with respect to the debt securities has occurred and is continuing (other than with respect to certain events of bankruptcy, insolvency or reorganization described in the seventh bullet point above), either the trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding may declare the principal amount of all debt securities to be due and payable immediately. An event of default relating to a bankruptcy, insolvency or reorganization described in the seventh bullet point above will cause all of the debt securities to become immediately due and payable without any declaration or other act by the trustee or the holders. The holders of a majority in aggregate principal amount of the outstanding debt securities may waive all past defaults (except with respect to the nonpayment of principal, premium or interest) and rescind any such acceleration with respect to the debt securities and its consequences if (1) recission would not conflict with any judgment or decree of a court of competent jurisdiction and (2) all existing events of default, other than the nonpayment of the principal of, premium, if any, and interest on the debt securities that have become due solely by such declaration of acceleration, have been cured or waived. Any past defaults and the consequences thereof (except a default in the payment of principal of, premium or interest on the debt securities) may be waived by the holders of at least a majority in aggregate principal amount of the debt securities then outstanding. Max USA may omit to comply with certain covenants in the indentures with respect to the debt securities upon waiver by the holders of at least a majority in aggregate principal amount of the debt securities then outstanding.

Subject to the provisions of the indentures relating to the duties of the trustee, in case an event of default has occurred and is continuing, the trustee will not be under any obligation to exercise any of the trusts or powers vested in it by the applicable indenture at the request or direction of any of the holders, unless such holders have offered to the trustee security or indemnity satisfactory to the trustee. The holders of a majority in aggregate principal amount of the debt securities then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the applicable indenture or exercising any trust or power conferred on the trustee with respect to the debt securities; provided that the trustee may refuse to follow any direction which is in conflict with any law or the applicable indenture and subject to certain other limitations.

No holder of any debt securities will have any right by virtue or by availing of any provision of the indentures to institute any proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to the indentures or for any remedy thereunder, unless the holder has previously given the trustee written notice of an event of default and unless also the holders of at least 25% in aggregate principal amount of the outstanding debt securities have made written request and offered reasonable indemnity to the trustee to institute such proceeding as trustee, and the trustee has failed to institute such proceeding within 60 days after its receipt of such request, and the trustee has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities a direction inconsistent with such request. However, the right of a holder of any debt security to receive payment of the principal of and any interest on such debt security on or after the due dates expressed in such debt security, or to institute suit for the enforcement of any such payment on or after such dates, will not be impaired or affected without the consent of such holder.

Defeasance

Legal Defeasance.  If there is a change in U.S. federal tax law or IRS ruling, as described below, Max USA and Max Capital Group can legally release themselves from all payment and other obligations on the debt securities. This is called legal defeasance. To do so, each of the following must occur:

•	Max USA or Max Capital Group must deposit in trust for the benefit of all holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will, in the opinion of a nationally recognized accounting firm, generate enough cash to make interest, principal and any other anticipated payments on the debt securities on their various due dates.

•	There must be a change in current U.S. federal tax law or an IRS ruling that lets us make the above deposit without causing the holders of the debt securities to be taxed on the debt securities any differently as compared to if Max USA and Max Capital Group did not make the deposit and just continued to repay the debt securities. Under current U.S. federal tax law, the deposit and the legal release from the debt securities would be treated as though Max USA and Max Capital Group took the debt securities and gave the holders of the debt securities their share of the cash and debt securities or bonds deposited in trust. In that event, the holders of the debt securities could recognize gain or loss on the debt securities.

Max USA and Max Capital Group must deliver to the trustee a legal opinion of counsel confirming the tax law change described above. If Max USA and Max Capital Group ever did accomplish legal defeasance, the holders of the debt securities would have to rely solely on the trust deposit for payments on the debt securities. The holders of the debt securities could not look to Max USA and Max Capital Group for payment in the event of any shortfall.

Covenant Defeasance.  Under current U.S. federal tax law, Max USA and Max Capital Group can make the same type of deposit described above under “Legal Defeasance” and be released from certain restrictive covenants relating to the debt securities. This is called covenant defeasance. In that event, the holders of the debt securities would lose the protection of those restrictive covenants. In order to achieve covenant defeasance, Max USA and Max Capital Group must do both of the following:

•	Max USA or Max Capital Group must deposit in trust for the benefit of the holders of the debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will, in the opinion of a nationally recognized accounting firm, generate enough cash to make interest, principal and any other anticipated payments on the debt securities on their various due dates.

•	Max USA and Max Capital Group must deliver to the trustee a legal opinion of counsel confirming that under current U.S. federal tax law Max USA and Max Capital Group may make the above deposit without causing the holders of the debt securities to be taxed on the debt securities any differently than if Max USA and Max Capital Group did not make the deposit and just continued to repay the debt securities.

If Max USA and Max Capital Group accomplish covenant defeasance with regard to the debt securities, the following provisions of the indentures and the debt securities would no longer apply: the covenants described under “Certain Covenants — Limitation on Liens on Stock of Our Restricted Subsidiaries” and “Certain Covenants — Limitations on Disposition of Stock of Our Restricted Subsidiaries” and the conditions described in the third bullet point under “Consolidation, Amalgamation, Merger and Sale of Assets.”

If Max USA and Max Capital Group accomplish covenant defeasance, the holders of the debt securities can still look to Max USA and Max Capital Group for repayment of their debt securities in the event of any shortfall in the trust deposit. The holders of the debt securities should note, however, that if one of the remaining events of default occurred, including the third, fourth or fifth bullet points under “Events of Default” and bankruptcy or insolvency described in the last bullet point under “Event of Default,” and the debt securities became immediately due and payable, there may be a shortfall. Depending on the event causing the default, the holders of the debt securities may not be able to obtain payment of the shortfall.

The obligations of Max USA and Max Capital Group under the indentures and the debt securities, other than the obligations under the covenants defeased, will remain in full force and effect.

Satisfaction and Discharge

Max USA and Max Capital Group will be discharged from the obligations on the debt securities if:

•	Max USA or Max Capital Group pays the principal of, interest on and any additional amounts on all the debt securities as and when the same becomes due and payable.

•	Max USA or Max Capital Group delivers to the trustee for cancellation all the debt securities.

•	Max USA or Max Capital Group irrevocably deposits with the trustee as trust funds the entire amount to pay at maturity or upon redemption of all the debt securities that becomes due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption.

Upon delivery of an officers’ certificate and legal opinion, the trustee will execute proper instruments acknowledging such satisfaction of and discharging the indentures with respect to all the debt securities.

Modification and Waiver

Certain modifications and amendments of the indentures (which, generally, benefit or do not materially and adversely affect the holders of outstanding debt securities, or cure any ambiguity, defect or inconsistency without regard to adverse effect) may be made by Max USA, Max Capital Group and the trustee without the consent of holders of the debt securities. Other modifications and amendments of the indentures require the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities. However, no modification or amendment may, without the consent of the holder of each affected outstanding debt security,

•	extend the final maturity of such debt security;

•	reduce the principal amount of such debt security;

•	reduce the rate or extend the time of payment of interest on such debt security;

•	reduce any amount payable upon redemption of such debt security;

•	impair or affect the right of any holder to institute suit for payment of such debt security; or

•	reduce the percentage of debt securities, the consent of the holders of which are required for any modification or amendment.

The holders of not less than a majority in aggregate principal amount of the outstanding debt securities may on behalf of the holders of all the debt securities waive compliance by Max USA and Max Capital Group with certain covenants of each indenture. The holders of not less than a majority in aggregate principal amount of the outstanding debt securities may on behalf of the holders of all the debt securities waive any past default under each indenture, except a default in the payment of the principal of or interest, if any, on any debt security or in respect of a provision that under an indenture cannot be modified or amended without the consent of the holder of each affected outstanding debt security.

Subordination Under the Subordinated Debt Indenture

The subordinated debt indenture provides that payment of the principal, any premium and interest on debt securities issued under the subordinated debt indenture will be subordinated in right of payment, to the extent and in the manner set forth in that indenture, to all of Max USA’s senior indebtedness. The subordinated debt indenture defines senior indebtedness as the principal, any premium and interest on all Max USA’s indebtedness, whether incurred prior to or after the date of the indenture:

•	for money borrowed by Max USA;

•	for obligations of others that Max USA directly or indirectly either assumes or guarantees;

•	in respect of letters of credit and acceptances issued or made by banks in favor of Max USA; or

•	issued or assumed as all or part of the consideration for the acquisition of property, however acquired, or indebtedness secured by property included in Max USA’s property, plant and equipment accounts at the time of acquisition, if Max USA is directly liable for the payment of such debt.

Senior indebtedness also includes all deferrals, renewals, extensions and refundings of, and amendments, modifications and supplements to the indebtedness listed above.

Senior indebtedness does not include:

•	any of Max USA’s indebtedness that, by its terms or the terms of the instrument creating or evidencing it, is subordinate or equivalent in right of payment with the subordinated debt securities; or

•	any of Max USA’s indebtedness to one of Max USA’s subsidiaries.

The Max USA subordinated debt indenture does not limit the amount of senior indebtedness that Max USA can incur.

The holders of all Max USA senior indebtedness will be entitled to receive payment of the full amount due on that indebtedness before the holders of any Max USA subordinated debt securities receive any payment on account of such subordinated debt securities in the event:

•	of any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceedings in respect of Max USA or Max USA’s property; or

•	that debt securities of any series are declared due and payable before their expressed maturity because of an event of default other than an insolvency, bankruptcy, receivership, liquidation, reorganization or other similar proceeding in respect of Max USA or Max USA’s property.

Max USA may not make any payment of the principal or interest on the Max USA subordinated debt securities during a continued default in payment of any senior indebtedness or if any event of default exists under the terms of any senior indebtedness.

Notices

Max USA will give notices by mail to holders at the addresses listed in the security register.

Replacement of Securities

Max USA will replace any mutilated security at the holder’s expense upon surrender of the security to the trustee. Max USA will replace securities that become destroyed, stolen or lost at the holder’s expense upon delivery to the trustee of the security or evidence of the destruction, loss or theft satisfactory to us and the trustee. In the case of a destroyed, lost or stolen security, an indemnity satisfactory to the trustee and Max USA may be required at the holder’s expense before we will issue a replacement security.

Governing Law

The Max USA indentures, the guarantee and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York.

SELLING SHAREHOLDERS

To the extent that this prospectus is used by any selling shareholder to resell any Max Capital Group common shares, information with respect to the selling shareholder and the plan of distribution will be contained in a supplement to this prospectus.

MATERIAL TAX CONSIDERATIONS

Circular 230 Notice

The tax discussion contained in this document is not given in the form of a covered opinion within the meaning of Circular 230 issued by the U.S. Secretary of the Treasury. Thus, we are required to inform you that you cannot rely upon any advice contained in this document for the purpose of avoiding U.S. federal tax penalties. The tax discussion contained in this document was written to support the promotion or marketing of the transactions or matters described in this document. Each taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

The following discussion generally summarizes the material Bermuda, Ireland and U.S. federal taxation of our company and the material Bermuda, Ireland and U.S. federal income tax consequences of the ownership and disposition of notes and common shares that may be offered from time to time. The statements as to United States federal income tax law set forth below are the opinion of Akin Gump Strauss Hauer & Feld LLP, our United States counsel, as to such tax laws (subject to the qualifications, assumptions and factual determinations set forth in such statements). The statements as to Bermuda income tax law set forth below are the opinion of Conyers Dill & Pearman, our Bermuda counsel, as to such tax laws (subject to the qualifications, assumptions and factual determinations set forth in such statements). The statements as to Irish income tax law set forth below are the opinion of A&L Goodbody, our Irish counsel, as to such tax laws (subject to the qualifications, assumptions and factual determinations set forth in such statements). Material tax considerations applicable to the ownership and disposition of notes and common shares also will be described in any related prospectus supplement. Similarly, material tax considerations applicable to the ownership and disposition of other types of securities that may be offered from time to time will be described in any related prospectus supplement. The summary does not purport to be a complete analysis of all of the tax considerations that may be applicable to a decision to acquire the notes or the common shares. The tax treatment applicable to you may vary depending on your particular tax situation or status. This summary is based on current law, and future legislative, judicial or administrative changes could affect the information, beliefs and conclusions in this summary, possibly on a retroactive basis. This summary does not address U.S. state or local taxes or any U.S. federal taxes other than income taxes. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR AS TO THE PARTICULAR U.S. AND NON-U.S. TAX CONSEQUENCES OF AN INVESTMENT IN NOTES, COMMON SHARES OR ANY OTHER SECURITIES.

Taxation of Max Capital Group and its Subsidiaries

Bermuda

Under current Bermuda law, there is no income, corporate, profits, withholding, capital gains or capital transfer tax payable by Max Capital Group, Max Bermuda, Max Managers or Max Diversified. Each of these entities has obtained from the Minister of Finance under The Exempted Undertakings Tax Protection Act 1966, as amended, an assurance that, in the event that Bermuda enacts legislation imposing tax computed on profits or, income or computed on any capital asset, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, then the imposition of any such tax shall not be applicable to any of these entities, their operations or their shares, debentures or other obligations, until March 28, 2016. We could be subject to taxes in Bermuda after that date. This assurance is subject to the proviso that it is not to be construed so as to prevent the application of any tax or duty to such persons as are ordinarily resident in Bermuda or to prevent the application of any tax payable in accordance with the provisions of the Land Tax Act 1967 or otherwise payable in relation to any property leased to us. Each of Max Capital Group, Max Bermuda, Max Managers and Max Diversified pay de minimis annual Bermuda government fees, and each of Max Bermuda and Max Managers pays de minimis annual insurance license fees. In addition, all entities employing individuals in Bermuda are required to pay a payroll tax and there are other sundry taxes payable, directly or indirectly, to the Bermuda government.

Ireland

Max Re Europe

Max Re Europe has been entitled to carry on the business of reinsurance in Ireland since June 2001 and became subject to full authorization as a reinsurance undertaking, with Ireland’s adoption of the Reinsurance Directive in July 2006. It is subject to regulation by the Irish Financial Regulator under the European Communities (Reinsurance) Regulations, 2006, regulations relating to insurance business made under the European Communities Act, 1972, and guidelines issued by the Irish Financial Regulator.

A company carrying on a trade in Ireland is liable to Irish corporation tax on its tax adjusted income. The corporation tax rate on tax adjusted trading income is 12.5%.

Reinsurance companies’ trading income includes underwriting profit and investment income attributable to its reinsurance trade. Other investment income is taxable at the higher corporation tax rate of 25%. Chargeable gains are taxed at the rate of 20%.

In general, taxable trading income is calculated in the following manner:

•	Revenue expenses incurred wholly and exclusively for the purposes of the trade are deductible from trading income. Expenses are recorded on an accruals basis;

•	Interest and other costs of borrowings for trading purposes are generally deductible in the accounting period in which they are charged;

•	Annual interest paid on money borrowed to invest in or loan to trading companies may also be deductible as a charge on income, subject to certain conditions;

•	Normal remuneration of directors and employees for trading purposes is deductible;

•	Depreciation is not deductible. However, a tax deduction is provided for the wear and tear of the asset by way of a capital allowance; and

•	Entertainment expenditure, excluding bona fide employee entertainment, is not deductible for tax purposes.

We do not expect Max Re Europe’s tax liability to be significant for the foreseeable future.

Max Insurance Europe

Max Insurance Europe has held an authorization in Ireland to carry on non-life insurance business since July 2003.

It is subject to regulation by the Irish Financial Regulator under the Irish Insurance Acts 1909 to 2000, regulations made under those Acts, regulations relating to insurance business made under the European Communities Act 1972, and guidelines issued by the Irish Financial Regulator.

A company carrying on a trade in Ireland is liable to Irish corporation tax on its tax adjusted income. The corporation tax rate on tax adjusted trading income is 12.5%.

Insurance companies’ trading income includes underwriting profit and investment income attributable to its insurance trade. Other investment income is taxable at the higher corporation tax rate of 25%. Chargeable gains are taxed at the rate of 20%.

In general, taxable trading income is calculated in the following manner:

•	Revenue expenses incurred wholly and exclusively for the purposes of the trade are deductible from trading income. Expenses are recorded on an accruals basis;

•	Interest and other costs of borrowings for trading purposes are generally deductible in the accounting period in which they are charged;

•	Annual interest paid on money borrowed to invest in or loan to trading companies may also be deductible as a charge on income, subject to certain conditions;

•	Normal remuneration of directors and employees for trading purposes is deductible;

•	Depreciation is not deductible. However, a tax deduction is provided for the wear and tear of the asset by way of a capital allowance; and

•	Entertainment expenditure, excluding bona fide employee entertainment, is not deductible for tax purposes.

We do not expect Max Insurance Europe’s tax liability to be significant for the foreseeable future.

Max Europe Holdings

Max Europe Holdings was established in June 2003 as an Irish holding company. It holds all the shares in Max Re Europe and Max Insurance Europe.

A company carrying on a trade in Ireland is liable to Irish corporation tax on its tax adjusted income. The corporation tax rate on tax adjusted trading income is currently 12.5%.

In general pure holding companies do not carry on a trade. Non-trading income (investment income) is taxable at the higher corporation tax rate of 25%. Chargeable gains are taxed at the rate of 20%.

However on the basis that Max Europe Holdings is an Irish resident company and its two Irish subsidiaries, Max Insurance Europe and Max Re Europe are Irish resident companies, dividends received from those subsidiaries will be exempt from corporation tax. Any other income of Max Europe Holdings is likely to be passive income (for example, interest) and would be taxable at 25%.

In general dividends paid by Max Europe Holdings to its parent company would be free of Irish dividend withholding tax (subject to certain administrative requirements which include the making of a declaration by the parent company) provided that Max Europe Holdings is at least a 75% subsidiary of the parent company and the principal class of shares of the parent is substantially and regularly traded on the New York Stock Exchange at the time of payment of the dividend.

In general the deduction of expenses in computing the taxable non-trading income of companies is limited.

We do not expect Max Europe Holding’s tax liability to be significant for the foreseeable future.

United States

As used in this subsection, all references to “we,” “us,” “our” and similar expressions are references to Max Capital Group and its non-U.S. subsidiaries.

In general, under current U.S. tax rules and regulations, a non-U.S. corporation is subject to U.S. federal income tax (at a current maximum rate of 35%) on its taxable income that is effectively connected to the conduct of a trade or business within the United States and to the U.S. branch profits tax (at a current rate of 30%) on its effectively connected earnings and profits (with certain adjustments) that are deemed repatriated out of the United States. Neither the Code nor the applicable Treasury regulations provide a general definition of what constitutes being engaged in a trade or business within the United States. The limited case law concerning the general definition of what constitutes engaging in a U.S. trade or business does not provide definitive guidance and generally provides that a non-U.S. corporation will be considered to be engaged in a U.S. trade or business if it regularly and continuously carries out business activities in the United States. The test is generally a factual one, and therefore all facts and circumstances must be examined annually in determining whether a non-U.S. corporation is engaged in a U.S. trade or business for a taxable year.

Pursuant to most U.S. income tax treaties, a non-U.S. corporation that is engaged in the conduct of a U.S. trade or business is not subject to U.S. federal income tax on its business profits except to the extent income from the trade or business is attributable to a permanent establishment of the corporation that is located in the United States. The United States has entered into a treaty with Bermuda relating to the taxation of insurance enterprises. We refer to such treaty in this prospectus as the Bermuda treaty. The United States also has entered into a treaty with Ireland, and we refer to such treaty in this prospectus as the Ireland treaty. Under the Bermuda treaty, business profits earned by an insurance company that is a resident of Bermuda may be taxed in the United States only if such profits are attributable to the conduct of a trade or business carried on through a permanent establishment in the United States. However, an insurance enterprise resident in Bermuda will be eligible to claim benefits under the Bermuda treaty only if:

•	more than 50% of its equity is beneficially owned, directly or indirectly, by Bermuda residents or U.S. citizens or residents; and

•	its income is not used in substantial part, directly or indirectly, to make disproportionate distributions to, or to meet certain liabilities to, persons who are not Bermuda residents or U.S. citizens or residents.

For purposes of the Bermuda treaty, a permanent establishment generally is defined to include a branch, office or other fixed place of business through which the business of the enterprise is carried on, or an agent (other than an agent of independent status acting in the ordinary course of its business) that has, and habitually exercises in the United States, authority to conclude contracts in the name of the non-U.S. corporation. Whether we will be entitled to relief under the permanent establishment provision of the Bermuda treaty is uncertain because it cannot be predicted whether we would satisfy the two requirements, described above, under the Bermuda treaty. No regulations interpreting the Bermuda treaty have been issued.

However, based on the general U.S. trade or business test and the current and anticipated activities of Max Capital Group and its subsidiaries, we believe that we should not be subject to U.S. federal income tax imposed on our business or related investment income, other than Max USA and its subsidiaries. It is anticipated that we will operate in the future so as not to be engaged in the conduct of a trade or business in the United States, other than Max USA and its subsidiaries. However, we cannot assure you that the IRS will not contend successfully that we are engaged in a trade or business in the United States because none of the Code, Treasury regulations or court decisions provides definitive standards as to the specific type of activities that constitute being engaged in the conduct of a trade or business within the United States. In addition, the determination of whether a non-U.S. corporation is engaged in a U.S. trade or business is essentially factual in nature. If we were deemed to be engaged in a U.S. trade or business, that entity would be subject to U.S. federal income tax, as well as the branch profits tax, on certain of its income unless the entity is entitled to relief under the permanent establishment provision of an applicable treaty. If we were deemed to be engaged in business in the United States but did not have a permanent establishment in the United States, and we qualified for Bermuda treaty benefits, premium income received by us would be exempt from U.S. federal income tax. However, it is unclear whether the Bermuda treaty applies to other income such as investment income that is effectively connected with a U.S. business. Accordingly, non-premium income, such as investment income, still could be subject to U.S. federal income tax and a branch profits tax even if treaty benefits were available for premium income.

If imposed, U.S. federal income tax would be based on effectively connected income computed in a manner generally analogous to that applied to the income of a U.S. corporation, except that a non-U.S. corporation cannot claim an allowance of deductions and credits unless it files a U.S. federal income tax return. Penalties may be assessed for failure to file tax returns. Max Bermuda has filed protective U.S. income tax returns on a timely basis in order to preserve its right to claim tax deductions and credits if Max Bermuda subsequently is determined to be subject to U.S. federal income tax.

Non-U.S. corporations not engaged in a trade or business in the United States are nonetheless subject to U.S. federal income tax on certain fixed or determinable annual or periodical gains, profits and income (such as dividends and certain interest on investments) derived from sources within the United States. Such tax generally is imposed by withholding at a rate of 30% (or a lower treaty rate, if applicable) on the gross income subject to the tax. The tax is eliminated with respect to certain types of U.S. source income, such as portfolio interest. If such income is earned by a non-U.S. corporation that is engaged in the conduct of a U.S. trade or business, the income is subject to the same withholding tax (i.e., 30% or a lower treaty rate, if applicable) if the income is not effectively connected with such trade or business. If such income is effectively connected with such trade or business, then the income is subject to U.S. federal income tax and branch profits tax to the same extent as other effectively connected income (as described above). The Bermuda treaty does not provide for reductions in such withholding rates.

The United States also imposes an excise tax on reinsurance and insurance premiums paid to non-U.S. insurers or reinsurers with respect to risks or insureds located in the United States. The rates of tax applicable to such premiums paid to us, unless an exemption to the federal insurance excise tax is available under an applicable treaty, are 4% for direct insurance and indemnity bonds and 1% for reinsurance premiums and direct insurance of life, sickness and accident policies and annuity contracts.

Taxation of Noteholders

Bermuda

Under current Bermuda law, there is no withholding tax on principal or interest paid on the notes.

United States

U.S. Noteholders

The following summary sets forth the material U.S. federal income tax considerations related to the ownership and disposition of the notes. Unless otherwise stated, this summary deals only with holders of notes that are U.S. holders (as defined below) who hold the notes as capital assets. The following discussion does not purport to address all of the U.S. federal income tax consequences that may be relevant to a particular noteholder in light of such noteholder’s specific circumstances. In particular, except where specifically identified, the following summary does not describe the U.S. federal income tax consequences that may be relevant to certain holders of notes, such as financial institutions, insurance companies, regulated investment companies, real estate investment trusts, dealers in securities or traders that adopt a mark-to-market method of tax accounting, tax-exempt organizations, expatriates or persons who hold the notes as part of a hedging or conversion transaction or as part of a short-sale or straddle, who may be subject to special rules or treatment under the Code. This discussion is based upon the Code, the Treasury regulations promulgated under the Code and any relevant administrative rulings or pronouncements or judicial decisions, all as in effect on the date hereof and as currently interpreted, and does not take into account possible changes in such tax laws or interpretations thereof, that may apply retroactively. This discussion does not include any description of the tax laws of any state or local governments within the U.S., or of any non-U.S. government, that may be applicable to the notes or the holders of notes. Persons considering making an investment in the notes should consult their own tax advisors prior to making any investment concerning the application of the U.S. federal tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Additional information will be contained in the related prospectus supplement.

For purposes of the following summary, a “U.S. holder” is a holder that is, for U.S. federal income tax purposes, (i) a citizen or individual resident of the U.S.; (ii) a corporation or other entity taxable as a corporation created or organized under the laws of the U.S., any state thereof or the District of Columbia; (iii) an estate, the income of which is subject to U.S. federal income tax regardless of the source; or (iv) a trust, if a court within the U.S. is able to exercise primary supervision over the trust’s administration and one or more U.S. persons have the authority to control all its substantial decisions or if a valid election to be treated as a U.S. person is in effect with respect to such trust.

A partnership for U.S. federal income tax purposes is not subject to income tax on income derived from holding the notes. A partner of a partnership may be subject to tax on such income under rules similar to the rules for U.S. holders or non-U.S. holders depending on whether (i) the partner is a U.S. person and (ii) the partnership is engaged in a U.S. trade or business to which income or gain from the notes is effectively connected. If you are a partner of a partnership acquiring the notes, you should consult your tax advisor about the U.S. tax consequences of holding and disposing of the notes.

Interest Payments.  Interest paid to you on a note will be includible in your gross income as ordinary interest income in accordance with your regular method of tax accounting. In addition, interest on the notes will be treated as non-U.S. source income for U.S. federal income tax purposes. For non-U.S. tax credit limitation purposes, interest on the notes generally will constitute passive income, or, in the case of certain U.S. holders, financial services income.

Sale, Exchange, Redemption and Other Disposition of Notes.  Upon the sale, exchange, redemption or other disposition of a note, you will recognize taxable gain or loss equal to the difference, if any, between (i) the sum of cash plus the fair market value of all other property received on such disposition (except to the extent such cash or property is attributable to accrued but unpaid interest which will be taxable as interest) and (ii) your adjusted tax basis in such note. Your adjusted tax basis in a note generally will equal your cost of acquiring such note.

Gain or loss recognized on the disposition of a note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such disposition, your holding period for the note exceeds one year. Otherwise, such gain or loss will be short-term capital gain or loss. The deductibility of capital losses by U.S. holders is subject to limitations.

Information Reporting and Backup Withholding.  For each calendar year in which the notes are outstanding, we generally are required to provide the IRS with certain information, including the beneficial owner’s name, address and taxpayer identification number, the aggregate amount of interest paid to that beneficial owner during the calendar year and the amount of tax withheld, if any. This obligation, however, does not apply with respect to payments to certain U.S. holders, including corporations and tax-exempt organizations, provided that they establish entitlement to an exemption.

In the event that you are subject to the reporting requirements described above and fail to supply your correct taxpayer identification number in the manner required by applicable law, or underreport your tax liability, we, our agent or paying agents or a broker may be required to “backup” withhold a tax (currently at a rate of 28%) of each payment of interest and principal (and premium or additional interest, if any) on the notes and on the proceeds from a sale of the notes. The backup withholding obligation, however, does not apply with respect to payments to certain U.S. holders, including corporations and tax-exempt organizations, provided that they establish entitlement to an exemption. This backup withholding is not an additional tax and may be refunded or credited against your U.S. federal income tax liability, provided that the required information is furnished to the IRS. You should consult your own tax advisors regarding your qualifications for an exemption from backup withholding and the procedure for obtaining such exemption, if applicable.

Non-U.S. Noteholders

The following discussion is limited to the U.S. federal income tax consequences relevant to a beneficial owner of a note that is a “non-U.S. holder”. For purposes of this discussion, you are a “non-U.S. holder” if you are not a U.S. holder. As discussed above, a partner of a partnership may be subject to tax under rules similar to the rules of U.S. holders or non-U.S. holders depending on whether (i) the partner is a U.S. person and (ii) the partnership is engaged in a U.S. trade or business to which income or gain from the notes is effectively connected. If you are a partner of a partnership acquiring the notes, you should consult your tax advisor about the U.S. tax consequences of holding and disposing of the notes.

Payment of Interest.  Subject to the discussion of backup withholding below, payments of interest on the notes by us or any of our agents to you will not be subject to U.S. federal withholding tax, unless such payments are effectively connected with the conduct of a U.S. trade or business, and in the case of a treaty resident, attributable to a U.S. permanent establishment (or, in the case of an individual, a fixed base) maintained by you in the U.S., provided that:

(1) you do not actually or constructively own 10% or more of the total combined voting power of all classes of the common shares entitled to vote;

(2) you are not a controlled foreign corporation for U.S. federal income tax purposes that is related to us (within the meaning of Section 864(d)(4) of the Code);

(3) you are not a bank described in Section 881(c)(3)(A) of the Code; and

(4) either (a) the beneficial owner of the notes certifies to us or our agent on IRS Form W-8BEN (or a suitable substitute form or successor form), under penalties of perjury, that it is not a “U.S. person” (as defined in the Code) and provides its name and address, or (b) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business, or a financial institution, and holds the notes on behalf of the beneficial owner certifies to us or our agent, under penalties of perjury, that such a certification has been received from the beneficial owner by it, or by a financial institution between it and the beneficial owner, and furnishes us with a copy thereof.

The requirements set forth in clauses (1), (2), (3) and (4) above are known as the Portfolio Interest Exception.

If you cannot satisfy the requirements of the Portfolio Interest Exemption, payments of interest made to you will be subject to a 30% U.S. federal withholding tax unless the beneficial owner of the note provides us or our agent, as the case may be, with a properly executed:

1. IRS Form W-8BEN (or successor form) claiming, under penalties of perjury, an exemption from, or reduction in, withholding under a tax treaty, or a treaty exemption, or

2. IRS Form W-8ECI (or successor form) stating that interest paid on the note is not subject to withholding tax because it is effectively connected with a U.S. trade or business of the beneficial owner (in which case such interest will be subject to regular graduated U.S. tax rates as described below).

The certification requirement described above also may require you to provide your U.S. taxpayer identification number if you provide an IRS form or claim a treaty exemption.

You are urged to consult your own tax advisor about the specific methods for satisfying these requirements. A claim for exemption will not be valid if the person receiving the applicable form has actual knowledge or reason to know that the statements on the form are false.

If interest on the notes is effectively connected with your U.S. trade or business (and if required by an applicable treaty, attributable to a U.S. permanent establishment or fixed base), you, although exempt from the withholding tax described above (provided that the certifications described above are satisfied), will be subject to U.S. federal income tax on such interest on a net income basis in the same manner as if you were a U.S. holder. In addition, if you are a non-U.S. corporation and interest on the note is effectively connected with your U.S. trade or business (and if required by applicable treaty, attributable to a U.S. permanent establishment or fixed base), you may be subject to a branch profits tax equal to 30% (unless reduced by treaty) in respect of such interest.

Disposition of Notes.  No withholding of U.S. federal income tax will be required with respect to any gain or income realized by you upon the sale, exchange or disposition of a note. Except with respect to accrued and unpaid interest, you will not be subject to U.S. federal income tax on income realized on the sale, exchange or other disposition of a note unless (a) you are an individual who is present in the U.S. for a period or periods aggregating 183 or more days in the taxable year of the disposition and certain other conditions are met or (b) such gain or income is effectively connected with a U.S. trade or business (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base). Accrued and unpaid interest realized on a sale, exchange or other disposition of the note will be subject to U.S. federal income tax to the extent interest would have been subject to U.S. federal income tax under “Non-U.S. Noteholders — Payments of Interest”.

Information Reporting and Backup Withholding.  U.S. backup withholding tax will not apply to payments of interest on a note or proceeds from the sale of a note payable to you if you duly provide the certification described in “Non-U.S. holders — Payments of Interest” or you otherwise establish an exemption, provided that the payor does not have actual knowledge or reason to know that you are a U.S. person or that the conditions of any claimed exemption are not satisfied. Certain information reporting may still apply to interest payments even if an exemption from backup withholding is established. Copies of any information returns reporting interest payments and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding tax rules from a payment to you will be allowed as a refund, or a credit against your U.S. federal income tax liability, provided that the requisite procedures are followed.

You are urged to consult your own tax advisors regarding your particular circumstance and the availability of and procedure for obtaining an exemption from backup withholding.

Taxation of Shareholders

Bermuda

Currently, there is no Bermuda withholding tax on dividends paid by Max Capital Group.

United States

The following summary sets forth the material U.S. federal income tax considerations related to the ownership and disposition of the common shares. Unless otherwise stated, this summary deals only with shareholders that are U.S. holders (as defined above) who hold the common shares as capital assets. The following discussion does not purport to address all of the U.S. federal income tax consequences that may be relevant to a particular shareholder in light of such shareholder’s specific circumstances. In particular, except where specifically identified, the following summary does not describe the U.S. federal income tax consequences that may be relevant to certain shareholders, such as financial institutions, insurance companies, regulated investment companies, real estate investment trusts, dealers in securities or traders that adopt a mark-to-market method of tax accounting, tax-exempt organizations, expatriates or persons who hold the common shares as part of a hedging or conversion transaction or as part of a short-sale or straddle or persons who are considered with respect to us or any subsidiary of Max Capital Group to be “United States shareholders” for purposes of the controlled foreign corporation (“CFC”) rules of the Code, all of whom may be subject to special rules or treatment under the Code. This discussion is based upon the Code, the Treasury regulations promulgated under the Code and any relevant administrative rulings or pronouncements or judicial decisions, all as in effect on the date hereof and as currently interpreted, and does not take into account possible changes in such tax laws or interpretations thereof, that may apply retroactively. This discussion does not include any description of the tax laws of any state or local governments within the United States, or of any non-U.S. government, that may be applicable to the common shares or the shareholders. Persons considering making an investment in the common shares should consult their own tax advisors prior to making any investment concerning the application of the U.S. federal tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction. Additional information will be contained in the related prospectus supplement.

If a partnership holds the common shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the common shares, you should consult your own tax advisor.

Taxation of Dividends.  Subject to the discussion below regarding passive foreign investment companies (a “PFIC”), CFCs, and related person insurance income (“RPII”), cash distributions paid with respect to the common shares will constitute ordinary dividend income to you to the extent paid out of our current or accumulated earnings and profits, and you generally will be subject to U.S. federal income tax at a maximum rate of 35% upon your receipt of such dividends. However, dividends received by individual U.S. holders during taxable years beginning prior to January 1, 2011 may be eligible for a reduced maximum tax rate of 15%. The reduced rate does not apply to short-term or hedged positions in the common shares and in certain other situations. To the extent we make distributions on the common shares exceeding our current and accumulated earnings and profits, you will be treated as having received a return of your tax basis in the common shares, and any amount we distribute in excess of your tax basis generally will be treated as gain from the sale of a capital asset. The character of such gain is described below under “Dispositions of Common Shares.”

Passive Foreign Investment Companies.  In general, a non-U.S. corporation will be a PFIC, if:

(i) 75% or more of its gross income constitutes “passive income”; or

(ii) 50% or more of its assets produce, or are held for the production of passive income.

For purposes of the PFIC tests, “passive income” generally includes interest, dividends, annuities and other investment income. The PFIC rules contain an express exception for income that is derived in the active conduct of an insurance business by a corporation predominantly engaged in an insurance business, which we refer to as the Insurance Company Exception.

The Insurance Company Exception is intended to ensure that income derived by a bona fide insurance company is not treated as passive income. However, there is very little authority as to what constitutes the active conduct of an insurance business or being predominantly engaged in such business. In particular, there is uncertainty as to what constitutes the appropriate levels of financial reserves and risk transfer with respect to an insurance contract. Therefore, our income could be considered passive income derived outside of the active conduct of our insurance business if it is earned from (i) investments that are attributable to financial reserves in excess of the reasonable needs of our insurance business; or (ii) non-traditional insurance activities that do not contain sufficient risk transfer.

We believe that our non-U.S. insurance and reinsurance subsidiaries’ (each of which we refer to in this prospectus as a “Non-U.S. Insurance Subsidiary”) current financial reserves are and will be consistent with industry standards and are not and will not be in excess of the reasonable needs of our insurance business. We also believe that we are and will be engaged in insurance activities that involve sufficient transfer of risk. For these reasons, we do not expect to be treated as having passive income or holding assets for the production of passive income. However, because there is no definitive authority on how the Insurance Company Exception should be interpreted, we cannot assure you that the IRS will not disagree with our interpretation and successfully challenge our position that we qualify for the exception in 2007 or any later years. In addition, the IRS may issue regulatory or other guidance that applies on either a prospective or retroactive basis under which we may fail to qualify for the Insurance Company Exception. The IRS announced in Notice 2003-34 that it intends to scrutinize the activities of purported insurance companies organized outside the United States, including insurance companies that invest a significant portion of their assets in alternative investment strategies, and will apply the PFIC rules where it determines a non-U.S. corporation is not an insurance company for U.S. federal income tax purposes. You should consult your own tax advisor to assess your tolerance of this risk.

The PFIC statutory provisions also contain a look-through rule that states that, for purposes of determining whether a non-U.S. corporation is a PFIC, such non-U.S. corporation shall be treated as if it “received directly its proportionate share of the income” and as if it “held its proportionate share of the assets” “of any other corporation in which it owns at least 25% of the value of the stock.” Under this look-through rule, Max Capital Group would be deemed to own its proportionate share of the assets and to have received its proportionate share of the income of each Non-U.S. Insurance Subsidiary for purposes of the two PFIC tests (i.e., 75% income and 50% asset tests) described above.

If Max Capital Group and any of its non-U.S. subsidiaries were characterized as PFICs, you would be subject to a penalty tax at the time of a sale at a gain of, or receipt of an “excess distribution” with respect to, your common shares, unless a “QEF election” or “mark to market” election (each as described below) is made with respect to each of the entities that is treated as a PFIC. You will be treated as receiving an “excess distribution” if the amount of the distribution is more than 125% of the average distribution with respect to our common shares during the three preceding taxable years (or shorter period during which the you held our common shares). In general, the special penalty tax is equivalent to an interest charge based on the value of the tax deferral of the taxes that are deemed due during the period you owned the shares, computed by assuming that the excess distribution or gain (in the case of a sale) with respect to the shares was taxed in equal portions throughout your ownership period at the highest marginal ordinary income tax rate. The interest charge is computed using the applicable rate imposed on underpayments of U.S. federal income tax for such period. In general, if a U.S. person owns stock in a non-U.S. corporation during any taxable year in which such corporation is a PFIC, the stock will generally be treated as stock in a PFIC for all subsequent years. In addition, a U.S. person that directly or indirectly owns stock of a PFIC is treated as owning a proportionate amount by value of any stock owned by that PFIC. If the PFIC owns shares in another PFIC, the excess distribution rules apply separately to the U.S. person with respect to its interest in such lower-tier PFIC on an indirect basis. Accordingly, if Max Capital Group is a PFIC, Max Capital Group’s subsidiaries may be treated as lower-tier PFICs and U.S. holders of Max Capital Group will be treated as indirect holders of the shares of such subsidiaries.

If Max Capital Group or any of its subsidiaries are treated as PFICs, you may be able to mitigate certain of the negative tax consequences if you are able to make: (i) a timely qualified electing fund election with respect to the common shares, which we refer to as a QEF election; (ii) a protective QEF election with respect to the common shares; or (iii) a mark to market election with respect to the first taxable year in which Max Capital Group or any of its subsidiaries are considered PFICs during your holding period in the common shares.

As described below, the availability of these elections is uncertain as a matter of law and in certain cases requires that we provide certain information to our shareholders. We cannot assure you that such information will be made available to our shareholders. If we conclude in any year that we will be treated as a PFIC, we intend to notify U.S. holders and provide the information required to make a QEF election. However, because this information is complex and may not be readily available, we cannot assure you that we will be able to provide the information necessary for U.S. holders to make a QEF election with respect to lower-tier PFICs, which generally would be our direct and indirect subsidiaries that may also be PFICs.

Timely QEF Election.  If we are PFICs and you make a QEF election, you will be currently taxable on your pro rata share of our ordinary earnings and net capital gain regardless of whether or not we make any distributions. Your basis in the common shares will be increased to reflect such taxed but undistributed income and any subsequent distributions of previously taxed income will reduce your basis and will not be taxed again as a distribution to you.

In general, you must annually file a separate Form 8621 for each PFIC in which you are a direct or indirect owner during the year with your U.S. federal income tax return. If you wish to make a QEF election, you must make such election on a timely filed Form 8621 for the first taxable year to which the election is to be effective. In certain circumstances, you may be able to make a retroactive QEF election at a later date. Unless you own, directly, indirectly or through attribution, less than 2% of the vote and value of each class of our shares for any taxable year, which we refer to as a 2% U.S. shareholder, a retroactive QEF election may not be available to you if you have not previously preserved your right to make a retroactive QEF election.

Protective QEF Election.  You may preserve your right to make a retroactive QEF election by filing a protective statement signed under penalty of perjury with the IRS for the first taxable year in which you acquire the common shares and you reasonably believe that we are not PFICs for the taxable year. The protective statement must generally contain statements describing (i) your basis (including application of the 75% income and 50% asset tests and other factors) for your reasonable belief that we were not PFICs for our taxable year ending with or within your first taxable year to which the protective statement applies; (ii) your agreement extending the periods of limitations on the assessment of your PFIC related taxes for all taxable years to which the protective statement applies; (iii) your name, address and certain identifying information with respect to you and us; and (iv) information and representations regarding the highest percentage of shares of each class of our stock that you held directly or indirectly during your first taxable year to which the protective statement applies.

In general, filing the protective statement with respect to a taxable year by itself does not obligate you to include your pro rata share of our earnings into income for such taxable year if we are not PFICs for such taxable year. The filing simply preserves your ability to make a retroactive QEF election with respect to such taxable year and may protect you from some of the more severe penalties under the PFIC rules. If you make a valid retroactive QEF election with respect to our shares and we are treated as PFICs, you will be taxed on your cumulative annual pro rata share of our ordinary earnings and net capital gains (regardless of whether any distributions were received) as if you made such elections on a timely basis ( i.e., on a non-retroactive basis), plus an interest charge to eliminate the tax deferral arising from the retroactive election.

In general, if you are a 2% U.S. shareholder, you are not always required to file a protective statement in order to preserve your ability to make a retroactive QEF election with respect to such taxable year. If you are a 2% U.S. shareholder, you generally may make a retroactive QEF election with respect to the common shares in a taxable year if we have indicated in a public document that, with respect to that taxable year (i) we reasonably believe that we should not be PFICs; or (ii) in certain circumstances, we are unable to conclude whether we are PFICs, but reasonably believe that, more likely than not, we ultimately will not be PFICs.

In light of the uncertainty and lack of guidance regarding the application of the PFIC rules to companies engaged in an insurance business, you may wish to consider filing a protective statement with respect to us for the first taxable year in which you hold the common shares in order to preserve your ability to make a retroactive QEF election, if otherwise eligible to make such election. You are advised to consult with your own tax advisor regarding the mechanics and effects of filing a protective statement with respect to your ownership of the common shares and making a retroactive QEF election in the event it is subsequently determined that we are deemed to be PFICs in any particular year.

Mark to Market Election.  If the common shares are treated as “marketable stock,” you may make a mark to market election. If you do so, you will not be subject to the PFIC rules described above. Instead, you will include as ordinary income or loss the difference between the fair market value of the common shares at the end of the taxable year and your adjusted basis. However, ordinary losses are limited by the net amount you previously included in income as a result of the mark to market election. Your basis in the common shares will be adjusted to reflect any such income or loss amounts.

The mark to market election is only available if the common shares are regularly traded on certain United States securities exchanges designated by the United States Treasury. The common shares will be treated as regularly traded for a calendar year if they are traded for at least 15 days during each calendar year quarter.

However, the benefit of a mark to market election may not be available at all because there is no definitive guidance regarding whether the mark to market election is available to a publicly-traded holding company such as Max Capital Group that were to become a PFIC because of its lower-tier PFIC subsidiaries, such as Max Bermuda. The Code and Treasury regulations currently do not allow a mark to market election with respect to the stock of lower-tier PFICs that are non-marketable. There is also no provision in the Code, Treasury regulations or other published authority that specifically provides that a mark to market election with respect to the stock of a publicly-traded holding company effectively exempts the lower-tier PFICs from the negative tax consequences arising from the general PFIC rules. We believe that, because the fair market value of the stock of a holding company generally includes the fair market value of the stock of its subsidiaries, the better view is that a mark to market election made with respect to the stock of the holding company should apply to remove the lower-tier PFICs from the general PFIC rules. However, because authority on the issue is lacking, we cannot assure you that the IRS will agree with this position.

If (i) we or any of our subsidiaries are PFICs during the first year after an offering of our common shares; (ii) the mark to market tax election is not available; and (iii) you acquire the common shares during such first year, you may be subject to special rules when making a mark to market election in the following year. If you have not made a proper QEF election in the first year but you make a mark to market election in the following year, then, with respect to that following year (A) gain upon disposition of the common shares; (B) deemed gain under the mark to market regime; or (C) “excess distributions” generally will be subject to the special tax and interest charges of the PFIC rules.

We advise you to consult your own tax advisor to determine whether the mark to market tax election is available to you and the consequences resulting from such election.

Possible Classification of Max Capital Group and/or its Subsidiaries as Controlled Foreign Corporations.  In this section of the summary, we refer to “U.S. 10% Shareholders” as any U.S. persons who (i) own, directly or indirectly through non-U.S. entities 10% or more of the total combined voting power of all classes of stock of a non-U.S. corporation; or (ii) are considered to own, generally through attributions from family members, partnerships, estates, trusts or 10% controlled corporations, 10% or more of the total combined voting power of all classes of stock of a non-U.S. corporation. In general, a non-U.S. corporation is treated as a CFC only if its U.S. 10% shareholders collectively own more than 50% of the total combined voting power or total value of the corporation’s stock on any day. However, solely for purposes of taking into account subpart F insurance income, as defined below, a non-U.S. corporation such as a Non-U.S. Insurance Subsidiary generally will be treated as a CFC if more than 25% of the total combined voting power or total value of its stock is owned by U.S. 10% shareholders.

Certain U.S. 10% shareholders that own, directly or indirectly through a non-U.S. entity, shares of a non-U.S. corporation that is a CFC for an uninterrupted period of 30 days or more during any taxable year, are required to include in their gross income for U.S. federal income tax purposes their pro rata share of the CFC’s subpart F income, as defined below, for such year. This income inclusion is generally applicable to U.S. 10% shareholders that have such direct or indirect ownership on the last day of the taxable year of the CFC. The subpart F income inclusion is required even if the subpart F income is not distributed. In addition, U.S. 10% shareholders of a

CFC may be deemed to receive taxable distributions to the extent the CFC increases the amount of its earnings that are invested in certain specified types of U.S. property.

Subpart F income generally includes passive investment income, such as interest, dividends or certain rent or royalties, and certain insurance income, which we refer to as subpart F insurance income. Subpart F insurance income is any income (including underwriting and investment income) that is attributable to the issuing (or reinsuring) of any insurance or annuity contract, and that (subject to certain modifications) would be taxed under the insurance company provisions of the Code if such income were the income of a Non-U.S. Insurance Subsidiary absent an applicable exception. However, subpart F income does not include certain income subject to high non-U.S. taxes and any income from sources within the United States which is effectively connected with the conduct of a trade or business within the United States and not exempted or subject to a reduced rate of tax by applicable treaty. All of the Non-U.S. Insurance Subsidiaries’, and possibly some or all of Max Capital Group’s other subsidiaries’ income, is expected to be subpart F income.

In determining the U.S. 10% shareholders of a Non-U.S. Insurance Subsidiary, capital stock of such Non-U.S. Insurance Subsidiary that is held indirectly by U.S. persons through Max Capital Group or any other non-U.S. entity is treated as held by U.S. persons. A U.S. person will be treated as owning indirectly a proportion of the capital stock of such Non-U.S. Insurance Subsidiary corresponding to the ratio that the common shares owned by such person bears to the value of all the capital stock of Max Capital Group.

Max Capital Group’s bye-laws provide voting and ownership limitations designed to reduce the risk that we would be considered CFCs. With these limitations, we believe that none of us should be a CFC under the general rules described above. However, because of the complexity of the attribution rules, we cannot assure you that this will be the case. Also, we cannot assure you that Max Capital Group or any of its subsidiaries will not at some time in the future become a CFC.

If you are a U.S. 10% shareholder and we are CFCs, the rules relating to PFICs generally would not apply to you. However, certain subpart F income may be taxable at higher rates than if such income were taxable under the PFIC regime where a valid QEF election has been made.

We advise you to consult your own tax advisor to determine whether your ownership interest in Max Capital Group would cause you to become a U.S. 10% shareholder of Max Capital Group or of any subsidiary of Max Capital Group, and to determine the impact of such a classification on you.

RPII Companies.  A different definition of CFC is applicable in the case of a non-U.S. corporation which earns related person insurance income, or RPII. RPII is subpart F insurance income attributable to insurance policies or reinsurance contracts where the person that is directly or indirectly insured or reinsured is a RPII shareholder or a related person to the RPII shareholder. A RPII shareholder is a U.S. person who owns, directly or indirectly through non-U.S. entities, any amount of the common shares. Generally, for purposes of the RPII rules, a related person is someone who controls or is controlled by the RPII shareholder or someone who is controlled by the same person or persons which control the RPII shareholder. Control is measured by either more than 50% in value or more than 50% in voting power of stock after applying certain constructive ownership rules.

For purposes of taking into account RPII, and subject to the exceptions described below, any Non-U.S. Insurance Subsidiary will be treated as a CFC if its RPII shareholders collectively own, directly or indirectly, 25% or more of the total combined voting power or value of such Non-U.S. Insurance Subsidiary’s stock on any day during a taxable year. If any Non-U.S. Insurance Subsidiary is a CFC for an uninterrupted period of at least 30 days during any taxable year under the special RPII rules, and you are a U.S. person who owns shares of such Non-U.S. Insurance Subsidiary on the last day of any such taxable year, you must include in gross income for U.S. federal income tax purposes your allocable share of RPII of the Non-U.S. Insurance Subsidiary for the entire taxable year, subject to certain modifications.

RPII Exceptions.  The special RPII rules do not apply if:

(i) direct and indirect insureds and persons related to such insureds, whether or not U.S. persons, are treated at all times during the taxable year as owning, directly or indirectly through non-U.S. entities, less than 20% of the voting power and less than 20% of the value of the stock of the Non-U.S. Insurance Subsidiary;

(ii) the RPII of any Non-U.S. Insurance Subsidiary, determined on a gross basis, is less than 20% of such Non-U.S. Insurance Subsidiary’s gross insurance income for such taxable year; or

(iii) certain other exceptions apply.

Where no exception applies, each U.S. person who directly or indirectly owns shares of a Non-U.S. Insurance Subsidiary on the last day of the Non-U.S. Insurance Subsidiary’s taxable year will be required to include in its gross income for U.S. federal income tax purposes its share of RPII for the entire taxable year. The amount includible will be determined as if all such RPII were distributed proportionately only to such U.S. persons at that date, but limited by such Non-U.S. Insurance Subsidiary’s current-year earnings and profits and reduced by the U.S. person’s share, if any, of prior-year deficits in earnings and profits.

Computation of RPII.  In order to determine how much RPII a Non-U.S. Insurance Subsidiary has earned in each taxable year, we intend to obtain and rely upon information from each Non-U.S. Insurance Subsidiary’s insureds to determine whether any of the insureds or persons related to such insureds are direct or indirect U.S. shareholders. We likely will not be able to determine whether any of the underlying insureds of the insurance companies to which the Non-U.S. Insurance Subsidiaries provide insurance or reinsurance are RPII shareholders or related persons to such shareholders. Accordingly, we may not be able to determine accurately (i) whether any Non-U.S. Insurance Subsidiary qualifies for any RPII exception; or (ii) the gross amount of RPII earned by Max Bermuda in a given taxable year.

We will take reasonable steps that we believe to be advisable to obtain the necessary information to determine the availability of the RPII exceptions and the amount of insurance income that is RPII. However, because these determinations are not entirely within our control and we must rely on information from insureds of the Non-U.S. Insurance Subsidiaries to make these determinations, we cannot assure you that we will be able to obtain all necessary information to the make the determinations.

Apportionment of RPII to U.S. Holders.  If we determine that neither the RPII 20% ownership exception nor the RPII 20% gross income exception is applicable for any taxable year, we may seek information from our shareholders as to whether direct or indirect owners of common shares at the end of the year are U.S. persons. This information is necessary in order to allow us to determine and apportion RPII among the U.S. holders. In any such year, to the extent possible, we will inform you of the amount of RPII per share and you will be obligated to file a return reporting such amount. To the extent we are unable to determine whether a direct or indirect owner of common shares is a U.S. person, we may assume that such owner is not a U.S. person for the purpose of allocating RPII, thereby increasing the amount of RPII per share for all such U.S. holders.

The amount of RPII includible in your income, as a U.S. person, would be based upon the net RPII for the year after deducting related expenses such as losses, loss reserves and operating expenses and determined by multiplying the net RPII for such taxable year by a fraction equal to:

•	the total earnings and profits that would be distributed indirectly through Max Capital Group with respect to the common shares if all earnings and profits of any Non-U.S. Insurance Subsidiary that has RPII were distributed on the last day of that taxable year; over

•	the total earnings and profits of the Non-U.S. Insurance Subsidiaries that have RPII for that taxable year that would be distributed with respect to all shares of the Non-U.S. Insurance Subsidiaries owned, directly or indirectly through Max Capital Group, by U.S. shareholders.

If a Non-U.S. Insurance Subsidiary has RPII and we make a distribution of such RPII to you with respect to our common shares, such dividends will not be taxable to the extent any such RPII has been allocated to and included in your gross income for the taxable year in which the distribution was paid or for any prior year.

Uncertainty as to Application of RPII.  There is lack of definitive guidance interpreting the RPII provisions. There is no case law on point in which a court has interpreted the RPII provisions and there are no final Treasury regulations interpreting the RPII provisions. Proposed regulations have existed since 1991, but taxpayers cannot affirmatively rely on regulations that remain in proposed form and we cannot tell you whether the IRS will adopt the proposed regulations or what changes or clarifications might ultimately be made to the proposed regulations. Additionally, we cannot predict whether any changes to the proposed regulations, or any interpretation or application of RPII by the IRS, the courts or otherwise, might have retroactive effect. Accordingly, the meaning and application of the RPII provisions are uncertain. Finally, we cannot assure you that any amounts of RPII inclusions that we may report to you will not be subject to adjustment based upon subsequent IRS examination in which they interpret the RPII provisions differently. We advise you to consult your own tax advisor as to the effects of these uncertainties, and as to the effects that the RPII provisions may have on you and your investment in the common shares.

Basis Adjustments.  Your tax basis in your common shares will be increased by the amount of any RPII that you include in income. Similarly, your tax basis in your common shares will be reduced by the amount of such distributions that are excluded from income. In general, you will not be able to exclude from income distributions with respect to RPII that a prior U.S. holder included in income.

Information Reporting.  A U.S. person that owns, directly or by attribution, more than 50% of the total combined voting power of all classes of a non-U.S. corporation’s voting stock or more than 50% of the total value of shares of all classes of a non-U.S. corporation’s stock, for an uninterrupted period of 30 days or more during the corporation’s taxable year, must file a Form 5471 with its U.S. income tax return. In addition, under certain circumstances, U.S. 10% shareholders and RPII shareholders of a CFC that own shares directly or indirectly through a non-U.S. entity may also be required to file a Form 5471. Furthermore, U.S. persons that directly or indirectly acquire 10% or more of the value of shares of a non-U.S. corporation may be required to file Form 5471 in certain circumstances even if the entity is not a CFC.

In addition, if any Non-U.S. Insurance Subsidiary’s gross RPII for a taxable year constitutes 20% or more of its gross insurance income for the period, and the 20% ownership exception described above does not apply, any U.S. person treated as owning, directly or indirectly, any of shares of such Non-U.S. Insurance Subsidiary on the last day of such Non-U.S. Insurance Subsidiary’s taxable year, will be subject to the RPII rules and will be required to file a Form 5471. Further, if you own, directly or indirectly, more than 10% in value of the outstanding common shares of Max Capital Group at any time during our taxable year, you will be required in certain circumstances to file a Form 5471 even we are not CFCs. If we determine that for any taxable year any Non-U.S. Insurance Subsidiary does not meet either the RPII 20% gross income or the RPII 20% ownership exceptions described above, we intend to mail to all shareholders of record, and will make available at the transfer agent with respect to the common shares, Forms 5471, completed with the relevant information. However, our determination of the amount of any such Non-U.S. Insurance Subsidiary’s gross RPII for a given taxable year may not be accurate because of our inability to gather the information necessary to make such determination. Failure to file Form 5471 may result in penalties.

Tax-Exempt Shareholders.  Under Code section 512(b)(17), a tax-exempt entity that owns, directly or indirectly through a non-U.S. entity or through attribution, shares of any Non-U.S. Insurance Subsidiary is required to treat as unrelated business taxable income (“UBTI”) the portion of any deemed distribution to such shareholder of subpart F insurance income if such insurance income would be treated as UBTI if derived directly by such tax-exempt shareholder. Exceptions are provided for income attributable to a policy of insurance or reinsurance with respect to which the person (directly or indirectly) insured is:

(i) the tax-exempt shareholder;

(ii) an affiliate of the tax-exempt shareholder which itself is exempt from tax under Code section 501(a); or

(iii) a director or officer of, or an individual who (directly or indirectly) performs services for, the tax-exempt shareholder or an exempt affiliate but only if the insurance covers primarily risks associated with the performance of services in connection with the tax-exempt shareholder or exempt affiliate.

Code section 512(b)(17) applies to amounts included in gross income in any taxable year. If a Non-U.S. Insurance Subsidiary’s gross RPII were to equal or exceed 20% of such corporation’s gross insurance income and the 20% ownership exception for RPII does not apply, or such Non-U.S. Insurance Subsidiary was otherwise treated as a CFC (i.e., more than 25% is owned by U.S. 10% shareholders) for a taxable year, tax-exempt entities owning our common shares would be required to treat a portion of our subpart F insurance income as UBTI. Additionally, a tax-

exempt organization that is treated as a 10% shareholder or a RPII shareholder any subpart F would be required to file Form 5471 in the circumstances described above.

If you are a tax-exempt entity, we advise you to consult your own tax advisor as to the potential impact of Section 512(b)(17) of the Code and the UBTI provisions of the Code.

Dispositions of Common Shares.  Generally, the difference between your basis in the common shares and the amount realized on the sale, exchange or other disposition of such common shares will be includible in gross income as capital gain or loss, subject to the relevant discussion in this summary relating to the potential application of the CFC and PFIC rules. If your holding period for the common shares exceeds one year, any gain will be subject to U.S. federal income tax as long-term capital gain.

Under Section 1248 of the Code, any gain from the sale or exchange by a U.S. 10% shareholder of shares in a CFC may be treated as a dividend to the extent of the CFC’s earnings and profits during the period that the shareholder held the shares, subject to certain adjustments. If gain from the sale or exchange of our common shares is recharacterized as dividend income under Section 1248 of the Code, the gain generally should be treated as “qualified dividend income” to non-corporate taxpayers and eligible for a reduced 15% rate of taxation, subject to the holding period requirements and PFIC provisions discussed above. Section 953(c)(7) of the Code generally provides that Section 1248 also applies to the sale or exchange of shares by a U.S. person in a non-U.S. corporation that earns RPII and is characterized as a CFC under the RPII rules if the non-U.S. corporation would be taxed as an insurance company if it were a U.S. corporation. The dividend treatment applies to a U.S. person subject to the RPII rules regardless of whether the U.S. person is a U.S. 10% shareholder or whether the CFC meets either one of the first two RPII exceptions described above (i.e., the 20% ownership exception and the RPII 20% gross income exception). The proposed regulations do not specifically address whether Section 1248 of the Code applies when a non-U.S. corporation is not a CFC but the non-U.S. corporation has an insurance company subsidiary that is a CFC for purposes of requiring U.S. persons to take into account RPII.

We believe that a strong argument exists that Section 1248 of the Code should not apply to dispositions of our common shares because Max Capital Group will not have any U.S. 10% shareholders and is not directly engaged in the insurance business. However, because (i) the Treasury regulations under Section 953 remain proposed and taxpayers cannot affirmatively rely on regulations in proposed form, (ii) authority on how Section 953 and the proposed regulations should be interpreted is lacking, and (iii) the proposed regulations are subject to amendment, we cannot assure you that the IRS will interpret the proposed regulations under Section 953 of the Code in this manner or that the Treasury Department will not amend such regulations, or issue other regulations, to cause Section 1248 of the Code to apply to dispositions of our common shares. If Section 1248 of the Code applies, the portion of the capital gain that is recharacterized as a dividend generally would be subject to tax in the manner described above in “Taxation of Dividends.”

We advise you to consult your own tax advisor regarding the applications of these provisions to the disposition of our common shares.

Foreign Tax Credit.  Because it is anticipated that U.S. persons will continue to own a majority of our shares and because a substantial part of Max Bermuda’s business includes the insurance of U.S. risks, only a portion of the RPII, if any, and dividends paid by us will be treated as foreign source income for purposes of computing your U.S. foreign tax credit limitation. This foreign source limitation will also apply to any gain from the sale of our common shares that is treated as a dividend under Section 1248 of the Code. It is likely that substantially all of the RPII, if any, and dividends that are foreign source income will constitute either “passive” or “financial services” income for foreign tax credit limitation purposes. Thus, it may not be possible for certain U.S. holders to utilize excess foreign tax credits to reduce U.S. tax on such income.

Information Reporting and Backup Withholding.  Paying agents and custodians located in the United States will be required to comply with certain IRS information reporting requirements with respect to payments of dividends (if any) on our common shares to you or to paying agents or custodians located in the United States. In addition, you may be subject to backup withholding with respect to dividends paid by such persons, unless you:

(i) are a corporation or come within certain other exempt categories and, when required, demonstrate this fact; or

(ii) provide a taxpayer identification number, certify as to no loss of exemption from backup withholding and otherwise comply with applicable requirements of the backup withholding rules.

The backup withholding tax is not an additional tax and may be credited against your regular federal income tax liability.

Sales of our common shares through brokers by certain U.S. holders also may be subject to back-up withholding. Sales by corporations, certain tax-exempt entities, individual retirement plans, real estate investment trusts, certain financial institutions, and other “exempt recipients” as defined in applicable Treasury regulations currently are not subject to back-up withholding. You should consult your own tax advisors regarding the possible applicability of the backup withholding provisions to sales of our common shares.

The foregoing discussion (including and subject to the matters and qualifications set forth in such summary) is based upon current law and is for general information only. The tax treatment of a holder of common shares, or of a person treated as a holder of common shares for U.S. federal income, state, local or non-U.S. tax purposes, may vary depending on the holder’s particular tax situation. Legislative, judicial or administrative changes or interpretations may be forthcoming that could be retroactive and could affect the tax consequences to holders of common shares. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES TO YOU OF BUYING, HOLDING, AND SELLING OUR COMMON SHARES.

PLAN OF DISTRIBUTION

We, Max USA, the Capital Trust and/or the selling shareholders may sell the securities covered by this prospectus in any of three ways (or in any combination) from time to time:

•	to or through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

In addition, we, Max USA or the Capital Trust may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with such a transaction the third parties may, pursuant to this prospectus and the applicable prospectus supplement, and subject to receiving the prior written consent of the BMA, sell securities covered by this prospectus and applicable prospectus supplement. If so, the third party may use securities borrowed from others to settle such sales and may use securities received from us to close out any related short positions. Subject to receiving the prior written consent of the BMA, we may also loan or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

The applicable prospectus supplement will set forth the terms of the offering of the securities covered by this prospectus, including:

•	the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them, if any;

•	the public offering price or purchase price of the securities and the proceeds to us, Max USA, the Capital Trust and/or the selling shareholders and any discounts, commissions, or concessions or other items constituting compensation allowed, reallowed or paid to underwriters, dealers or agents, if any; and

•	any securities exchanges on which the securities may be listed, if any.

Any public offering price or purchase price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers or agents may be changed from time to time.

The selling shareholders may offer their Max Capital Group common shares in one or more offerings pursuant to one or more prospectus supplements, and each such prospectus supplement will set forth the terms of the relevant offering as described above. To the extent the Max Capital Group common shares offered pursuant to a prospectus supplement remain unsold, the selling shareholder may offer those Max Capital Group common shares on different terms pursuant to another prospectus supplement, provided that, subject to Rule 462(b) under the Securities Act, no selling shareholder may offer or sell more Max Capital Group common shares in the aggregate than are indicated in the table set forth under the caption “Selling Shareholders” pursuant to any such prospectus supplements.

Each of the selling shareholders may offer its Max Capital Group common shares at various times in one or more of the following transactions: through short sales, derivative and hedging transactions; by pledge to secure debts and other obligations; through offerings of securities exchangeable, convertible or exercisable for common shares; under forward purchase contracts with trusts, investment companies or other entities (which may, in turn, distribute their own securities); through distribution to its members, partners or shareholders; in exchange or over-the-counter market transactions; and/or in private transactions.

Each of the selling shareholders also may resell all or a portion of its Max Capital Group common shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided it meets the criteria and conforms to the requirements of Rule 144.

Underwriters or the third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities.

If indicated in an applicable prospectus supplement, we and/or the selling shareholders may sell the securities through agents from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we, the Capital Trust and/or the selling shareholders pay to them. Generally, unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. We, the Capital Trust and/or the selling shareholders may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us, the Capital Trust and/or the selling shareholders at the public offering price set forth in the applicable prospectus supplement pursuant to delayed delivery or other contracts providing for payment and delivery on a specified date in the future.

Any delayed delivery contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth any commissions we, the Capital Trust and/or the selling shareholders pay for solicitation of these delayed delivery contracts.

Each underwriter, dealer and agent participating in the distribution of any offered securities that are issuable in bearer form will agree that it will not offer, sell, resell or deliver, directly or indirectly, offered securities in bearer form in the United States or to U.S. persons except as otherwise permitted by Treasury Regulations Section 1.163-5(c)(2)(i)(D).

Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us, Max USA or the Capital Trust and its compensation will be described in the applicable prospectus supplement.

Each series of offered securities will be a new issue and, other than the common shares that are listed on the Nasdaq Global Select Market, will have no established trading market. We, Max USA or the Capital Trust may elect to list any series of offered securities on an exchange, and in the case of the common shares, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we, Max USA or the Capital Trust shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the offered securities.

We or the Capital Trust may sell equity securities in an offering “at the market” as defined in Rule 415 under the Securities Act. A post-effective amendment to this registration statement will be filed to identify the underwriter(s) at the time of the take-down for “at the market” offerings.

Underwriters and purchasers that are deemed underwriters under the Securities Act may engage in transactions that stabilize, maintain or otherwise affect the price of the securities, including the entry of stabilizing bids or syndicate covering transactions or the imposition of penalty bids. Such purchasers will be subject to the applicable provisions of the Securities Act and Exchange Act and the rules and regulations thereunder, including Rule 10b-5 and Regulation M. Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to those securities. In addition, the anti-manipulation rules under the Exchange Act may apply to sales of the securities in the market. All of the foregoing may affect the marketability of the securities and the ability of any person to engage in market-making activities with respect to the securities.

Agents, underwriters and other third parties described above may be entitled under relevant underwriting or other agreements to indemnification by us and/or the selling shareholders against certain civil liabilities under the Securities Act, or to contribution with respect to payments that the agents, underwriters or other third parties may be required to make in respect thereof. Agents, underwriters and such other third parties may be customers of, engage in transactions with, or perform services for us and/or the selling shareholders in the ordinary course of business.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. This information may be read and copied at the Public Reference Room of the SEC at 100F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The material may also be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or through our web site at http://www.maxcapgroup.com. Our website is not incorporated into or otherwise a part of this prospectus. Our common shares are traded on the Nasdaq Global Select Market under the symbol “MXGL” and the Bermuda Stock Exchange under the symbol “MXGL BH.”

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus. Any statement contained in a document that is incorporated by reference in this prospectus is automatically updated and superseded if information contained in this prospectus, or information that we later file with the SEC, modifies or replaces this information. All documents we file pursuant to Sections 13(a), 13(c), 14 of 15(d) of the Exchange Act (other than Current Reports on Form 8-K furnished pursuant to items 9 or 12 (or items 2.02 or 7.01, as the case may be) of such form), after the initial filing of this registration statement and until termination of the offering shall be deemed to be incorporated by reference into this prospectus. We incorporate by reference the following previously filed documents:

•	our Annual Report on Form 10-K for the year ended December 31, 2006;

•	our Current Reports on Form 8-K filed on January 4, 2007, February 13, 2007, February 15, 2007, March 6, 2006, March 12, 2007, March 27, 2007, April 4, 2007, April 11, 2007, April 17, 2007, May 10, 2007, May 29, 2007, June 26, 2007, July 2, 2007, July 30, 2007, August 2, 2007 and August 13, 2007;

•	our Quarterly Reports on Form 10-Q for the periods ended March 31, 2007 and June 30, 2007; and

•	the information set forth under the caption “Description of Capital Stock” in our registration statement on Form S-1, Registration No. 333-62006, filed with the SEC on May 31, 2001, as thereafter amended and supplemented, including the prospectus constituting part of such registration statement filed pursuant to Rule 424(b) under the Securities Act on August 14, 2001.

We are not, however, incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or certain exhibits furnished pursuant to Item 9.01 of Form 8-K.

You may obtain a copy of these filings at no cost, by writing or telephoning us at the following address:
Max Capital Group Ltd.
Max House
2 Front Street
Hamilton, HM 11, Bermuda
Attention: Investor Relations
(441) 295-8800

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, certain legal matters as to Bermuda law in connection with this offering will be passed upon for us by Conyers Dill & Pearman, Hamilton, Bermuda, and certain legal matters as to U.S. law in connection with this offering will be passed upon for us by Akin Gump Strauss Hauer & Feld LLP. However, matters of Delaware law relating to validity of the trust preferred securities will be passed upon for us and the Capital Trust by Richards, Layton & Finger, P.A., special Delaware counsel to us and the Capital Trust. The description of U.S. tax laws will be passed upon by Akin Gump Strauss Hauer & Feld LLP. The description of Bermuda tax laws will be passed upon by Conyers Dill & Pearman. The description of Irish tax laws will be passed upon by A&L Goodbody. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Max Capital Group Ltd. as of December 31, 2006 and 2005, and for each of the years in the three-year period ended December 31, 2006, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2006, which reports appear in the December 31, 2006, annual report on Form 10-K of Max Capital Group Ltd., have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

ENFORCEABILITY OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL SECURITIES LAWS AND OTHER MATTERS

We are organized under the laws of Bermuda. In addition, some of our directors and officers reside outside the United States, and all or a substantial portion of their assets and our assets are or may be located in jurisdictions outside the United States. Therefore, it may be difficult for investors to effect service of process within the United States upon our non-U.S. directors and officers or to recover against our company, or our non-U.S. directors and officers on judgments of U.S. courts, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws. However, we may be served with process in the United States with respect to actions against us arising out of or in connection with violations of U.S. federal securities laws relating to transactions covered by this prospectus by serving CT Corporation System, 111 Eighth Avenue, New York, New York 10011, our U.S. agent irrevocably appointed for that purpose.

We have been advised by Conyers Dill & Pearman, our Bermuda counsel, that there is doubt as to whether the courts of Bermuda would enforce judgments of U.S. courts obtained in actions against us or our directors and officers, as well as the experts named herein, who reside outside the United States predicated upon the civil liability provisions of the U.S. federal securities laws or original actions brought in Bermuda against us or such persons predicated solely upon U.S. federal securities laws. We have also been advised by Conyers Dill & Pearman that there is no treaty in effect between the United States and Bermuda providing for such enforcement, and there are grounds upon which Bermuda courts may not enforce judgments of U.S. courts. Some remedies available under the laws of U.S. jurisdictions, including some remedies available under the U.S. federal securities laws, may not be allowed in Bermuda courts as contrary to that jurisdiction’s public policy.

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution:

The expenses in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are set forth in the following table. Each amount, except for the Securities and Exchange Registration Fee, is estimated.

Securities and Exchange Commission Registration Fee	$0
*Trustees’ Fees and Expenses	*25,000
*Accountants’ Fees and Expenses	*100,000
*Legal Fees and Expenses	*500,000
*Printing and Engraving Fees	*125,000
*Rating Agency Fees	*350,000
*Miscellaneous Expenses	*75,000

*Total Expenses	$1,175,000

*	Estimated

Item 15.	Indemnification of Directors and Officers.

Bye-law 31 of Max Capital Group’s bye-laws provides that: (a) the directors, officers, employees and agents of Max Capital Group, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of Max Capital Group from and against all actions, costs, charges, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain in or about the execution of their duty or in their respective offices, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to Max Capital Group shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to Max Capital Group shall be placed out on or invested, or for any other loss, misfortune or damage that may happen in the execution of their respective offices, or in relation thereto, provided, that, this indemnity shall not extend to any matter prohibited by the Companies Act; (b) expenses (including, without limitation, attorneys’ fees) actually and reasonably incurred by any director, officer or employee of Max Capital Group in defending any civil, criminal, administrative or investigative action, suit or proceeding or threat thereof for which indemnification is sought shall be paid by Max Capital Group in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by such person to repay such amount if it shall be ultimately determined that such person is not entitled to be indemnified by Max Capital Group; provided, that if it is determined under the bye-laws that there is no reasonable basis to believe that such person is entitled to be indemnified by Max Capital Group, then no expense shall be advanced; and (c) the indemnification and advancement of expenses shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to hold the position for which such person is entitled to be indemnified or advanced expenses and shall inure to the benefit of the heirs, executors and administrators of such person.

Bye-law 32 of Max Capital Group’s bye-laws provides that each of Max Capital Group and each shareholder agrees to waive any claim or right of action it might have, whether individually or by or in the right of Max Capital Group, against any director or officer on account of any action taken by such director or officer, or the failure of such director or officer to take any action in the performance of his duties with or for Max Capital Group, provided that such waiver shall not extend to any matter in respect of any fraud or dishonesty that may attach to such director or officer.

Any underwriting agreement that Max Capital Group may enter into in connection with an offering of securities pursuant to this registration statement may include provisions providing that the underwriters are obligated, under certain circumstances, to indemnify the directors, certain officers and the controlling persons of Max Capital Group against certain liabilities under the Securities Act of 1933, as amended.

Reference is made to the Shareholders’ Agreement filed as Exhibit 10.1 to Max Capital Group’s registration statement on Form S-1 filed with the SEC on May 31, 2001 for provisions providing that Max Capital Group and certain holders of common shares and warrants are each obligated to indemnify the other for certain actions.

Capital Trust and Max Capital Group have entered into an Indemnification Agreement with Capital Trust’s regular trustees pursuant to which Capital Trust and Max Capital Group have agreed, jointly and severally, to indemnify each regular trustee from and against any and all losses, liabilities, damages, costs, taxes and expenses that may be incurred by such regular trustee arising out of or relating to any breach of any representation or warranty, covenant, obligation or agreement of such regular trustee contained in the Trust Agreement or in the Declaration of Trust or in any way arising from the services provided or functions performed by such regular trustee, other than those arising solely from the bad faith or willful misconduct of such regular trustee.

Reference is made to the Trust Agreement filed as an exhibit hereto pursuant to which Capital Trust and Max Capital Group have agreed, jointly and severally, to indemnify the Delaware trustee from and against any and all losses, liabilities, damages, costs, taxes and expenses that may be incurred by the Delaware trustee arising out of or relating to any breach of any representation or warranty, covenant, obligation or agreement of the Delaware trustee contained in the Trust Agreement or in the Declaration of Trust or in any way arising from the services provided or functions performed by the Delaware trustee, other than those arising solely from the bad faith or willful misconduct of the Delaware trustee.

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits:

A list of Exhibits filed herewith is contained on the Index to Exhibits and is incorporated herein by reference.

(b) Financial Statement Schedules:

All schedules for which provision is made in the applicable accounting regulations of the SEC have been omitted because they are not required, amounts that would otherwise be required to be shown regarding any item are not material, are inapplicable, or the required information has already been provided elsewhere in the registration statement.

Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

provided, however, that the undertakings set forth in paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by a registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act of 1939 in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act of 1939.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Max Capital Group Ltd. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton, Bermuda, on this 20th day of August, 2007.

MAX CAPITAL GROUP LTD.		MAX CAPITAL GROUP LTD.

By:	/s/ W. Marston Becker	By:	/s/ Joseph W. Roberts

	Name: W. Marston Becker Title: Chief Executive Officer		Name: Joseph W. Roberts Title: Executive Vice President and Chief Financial Officer

MAX CAPITAL TRUST I

By:	/s/ Joseph W. Roberts

Name: Joseph W. Roberts Title: Regular Trustee

POWER OF ATTORNEY

We, the undersigned officers, directors and authorized representatives of Max Capital Group Ltd., hereby severally constitute and appoint W. Marston Becker, our true and lawful attorney with full power to him, with full power of substitution and resubstitution, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-3 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement, and any subsequent Registration Statement for the same offering which may be filed under Rule 462(b), and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Max Capital Group Ltd. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorney, or his substitute or substitutes, to said Registration Statement and any and all amendments thereto or to any subsequent Registration Statement for the same offering which may be filed under Rule 462(b).

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ W. Marston Becker W. Marston Becker	Chief Executive Officer and Director (Principal executive officer)	August 20, 2007

/s/ Joseph W. Roberts Joseph W. Roberts	Executive Vice President and Chief Financial Officer (Principal financial and accounting officer)	August 20, 2007

/s/ Zack H. Bacon, III Zack H. Bacon, III	Director	August 20, 2007

/s/ Gordon F. Cheesbrough Gordon F. Cheesbrough	Director	August 20, 2007

/s/ K. Bruce Connell K. Bruce Connell	Director	August 20, 2007

/s/ William H. Heyman William H. Heyman	Director	August 20, 2007

/s/ Willis T. King, Jr. Willis T. King, Jr.	Director	August 20, 2007

/s/ William Kronenberg, III William Kronenberg III	Director	August 20, 2007

/s/ Peter A. Minton Peter A. Minton	Director	August 20, 2007

Steven M. Skala	Director

/s/ Mario P. Torsiello Mario P. Torsiello	Director	August 20, 2007

James L. Zech	Director

INDEX TO EXHIBITS

Exhibit
Number		Description of Exhibits

1	.1*	Form of Underwriting Agreement.
3.1		Memorandum of Association (incorporated by reference to Exhibit 3.1 of Max Capital Group Ltd.’s Registration Statement No. 333-62006).
3.2		Amended and Restated Bye-laws of Max Capital Group Ltd. (incorporated by reference to Exhibit 3.1 of Max Capital Group’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2003).
3	.3*	Form of Certificate of Designation, Preferences and Rights relating to preferred shares.
3.4		Certificate of Incorporation of Max USA Holdings Ltd.
3.5		Bylaws of Max USA Holdings Ltd.
4.1		Specimen Common Share Certificate. (incorporated by reference to Exhibit 4.1 of Max Capital Group’s Quarterly Report on Form 10-Q filed July 31, 2007).
4.2		Form of Warrant issued to certain shareholders and certain members of management. (incorporated by reference to Exhibit 4.2 of Max Capital Group’s Registration Statement No. 333-62006).
4.3		Form of Max Capital Group Ltd. Senior Debt Indenture.
4.4		Form of Max Capital Group Ltd. Subordinated Debt Indenture.
4.5		Form of Max Capital Group Ltd. Junior Subordinated Debt Indenture.
4.6		Form of Max USA Holdings Ltd. Senior Debt Indenture.
4.7		Form of Max USA Holdings Ltd. Subordinated Debt Indenture.
4	.8*	Form of Deposit Agreement, including the form of depositary receipt.
4	.9(a)*	Form of Warrant Agreement for warrants sold alone, including the form of Warrant Certificate.
4	.9(b)*	Form of Warrant Agreement for warrants attached to securities, including the form of Warrant Certificate.
4	.10*	Form of Warrant for common shares.
4	.11*	Form of Share Purchase Agreement.
4.12		Certificate of Trust of Max Capital Trust I.
4.13		Declaration of Trust of Max Capital Trust I.
4.14		Form of Amended and Restated Declaration of Trust of Max Capital Trust I.
4.15		Trust Agreement of Max Capital Trust I.
4.16		Form of Preferred Securities Guarantee Agreement with respect to the preferred securities issued by Max Capital Trust I.
4	.17*	Form of Unit Agreement.
5.1		Opinion of Akin Gump Strauss Hauer & Feld LLP.
5.2		Opinion of Conyers Dill & Pearman.
5.3		Opinion of Richards, Layton & Finger, P.A.
8.1		Opinion of Akin Gump Strauss Hauer & Feld LLP as to certain tax matters.
8.2		Opinion of Conyers Dill & Pearman as to certain tax matters.
8.3		Opinion of A&L Goodbody as to certain tax matters.
10.1		Indemnification Agreement dated as of August 10, 2007 among Max Capital Trust I, Max Capital Group Ltd. and Peter A. Minton and Joseph W. Roberts.
12	.1*	Statement re: Computation of Ratio of Earnings to Fixed Charges.
23.1		Consent of KPMG LLP.
23.2		Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5.1).
23.3		Consent of Conyers Dill & Pearman (included in Exhibit 5.2).
23.4		Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.3)
24.1		Powers of Attorney of officers and directors (included on the signature page of the Registration Statement).
25	.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the trustee under the Senior Debt Indenture.

Exhibit
Number		Description of Exhibits

25	.2*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the trustee under the Subordinated Debt Indenture.
25	.3*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the trustee under the Max USA Holdings Ltd. Senior Indenture.
25	.4*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of the trustee under the Max USA Holdings Ltd. Subordinated Indenture.
99.1		Form F-N.

*	To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment to this registration statement, a prospectus supplement or incorporated by reference pursuant to a Current Report on Form 8-K in connection with an offering of securities.